                                                                    Exhibit 10.1

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                          ALLIANCE LAUNDRY HOLDINGS LLC

                          ALLIANCE LAUNDRY SYSTEMS LLC

                ------------------------------------------------

                                  $238,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of August 2, 2002

                ------------------------------------------------

                              LEHMAN BROTHERS INC.,
             As Sole Advisor, Sole Lead Arranger and Sole Bookrunner

                          LEHMAN COMMERCIAL PAPER INC.,
                              As Syndication Agent

                               FLEET NATIONAL BANK
                                       and
                       LASALLE BANK NATIONAL ASSOCIATION,
                             As Documentation Agents

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             As Administrative Agent



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                                TABLE OF CONTENTS

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TABLE OF CONTENTS............................................................................        i

SECTION 1. DEFINITIONS.......................................................................        1
    1.1     Defined Terms....................................................................        1
    1.2     Other Definitional Provisions....................................................       30

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS...................................................       30
    2.1     Term Loan Commitments............................................................       30
    2.2     Procedure for Term Loan Borrowing................................................       30
    2.3     Repayment of Term Loans..........................................................       31
    2.4     Revolving Credit Commitments.....................................................       31
    2.4A    Revolving Credit Commitment Increases............................................       32
    2.5     Procedure for Revolving Credit Borrowing.........................................       33
    2.6     Swing Line Commitment............................................................       34
    2.7     Procedure for Swing Line Borrowing; Refunding of Swing Line Loans................       34
    2.8     Repayment of Loans; Evidence of Debt.............................................       36
    2.9     Commitment Fees, etc.............................................................       37
    2.10    Termination or Reduction of Revolving Credit Commitments.........................       37
    2.11    Optional Prepayments.............................................................       37
    2.12    Mandatory Prepayments and Commitment Reductions..................................       38
    2.13    Conversion and Continuation Options..............................................       39
    2.14    Minimum Amounts and Maximum Number of Eurodollar Tranches........................       39
    2.15    Interest Rates and Payment Dates.................................................       40
    2.16    Computation of Interest and Fees.................................................       40
    2.17    Inability to Determine Interest Rate.............................................       41
    2.18    Pro Rata Treatment and Payments..................................................       41
    2.19    Requirements of Law..............................................................       43
    2.20    Taxes............................................................................       45
    2.21    Indemnity........................................................................       46
    2.22    Illegality.......................................................................       47
    2.23    Change of Lending Office.........................................................       47
    2.24    Replacement of Lenders under Certain Circumstances...............................       47

SECTION 3. LETTERS OF CREDIT.................................................................       48
    3.1     L/C Commitment...................................................................       48
    3.2     Procedure for Issuance of Letter of Credit.......................................       49
    3.3     Fees and Other Charges...........................................................       49
    3.4     L/C Participations...............................................................       50
    3.5     Reimbursement Obligation of the Borrower.........................................       51
    3.6     Obligations Absolute.............................................................       52
    3.7     Letter of Credit Payments........................................................       52
    3.8     Applications.....................................................................       53
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SECTION 4. REPRESENTATIONS AND WARRANTIES..................................   53
    4.1     Financial Condition............................................   53
    4.2     No Change......................................................   54
    4.3     Existence; Compliance with Law.................................   54
    4.4     Power; Authorization; Enforceable Obligations..................   54
    4.5     No Legal Bar...................................................   54
    4.6     No Material Litigation.........................................   55
    4.7     No Default.....................................................   55
    4.8     Ownership of Property; Liens...................................   55
    4.9     Intellectual Property..........................................   55
    4.10    Taxes .........................................................   55
    4.11    Federal Regulations............................................   56
    4.12    Labor Matters..................................................   56
    4.13    ERISA .........................................................   56
    4.14    Investment Company Act; Other Regulations......................   56
    4.15    Subsidiaries...................................................   56
    4.16    Use of Proceeds................................................   57
    4.17    Environmental Matters..........................................   57
    4.18    Accuracy of Information, etc...................................   58
    4.19    Security Documents.............................................   58
    4.20    Solvency ......................................................   59
    4.21    Senior Indebtedness............................................   59
    4.22    Regulation H...................................................   59

SECTION 5. CONDITIONS PRECEDENT............................................   59
    5.1     Conditions to Initial Extension of Credit......................   59
    5.2     Conditions to Each Extension of Credit.........................   62

SECTION 6. AFFIRMATIVE COVENANTS...........................................   63
    6.1     Financial Statements...........................................   63
    6.2     Certificates; Other Information................................   64
    6.3     Payment of Obligations.........................................   65
    6.4     Conduct of Business and Maintenance of Existence, etc..........   66
    6.5     Maintenance of Property; Insurance.............................   66
    6.6     Inspection of Property; Books and Records; Discussions.........   66
    6.7     Notices .......................................................   66
    6.8     Environmental Laws.............................................   67
    6.9     Interest Rate Protection.......................................   67
    6.10    Additional Collateral, etc.....................................   67
    6.11    Further Assurances.............................................   69

SECTION 7. NEGATIVE COVENANTS..............................................   69
    7.1     Financial Condition Covenants..................................   69
    7.2     Limitation on Indebtedness.....................................   71
    7.3     Limitation on Liens............................................   74
    7.4     Limitation on Fundamental Changes..............................   76
    7.5     Limitation on Disposition of Property..........................   77
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    7.6     Limitation on Restricted Payments..............................................         79
    7.7     Limitation on Capital Expenditures.............................................         80
    7.8     Limitation on Investments......................................................         81
    7.9     Limitation on Optional Payments and Modifications of Debt Instruments..........         83
    7.10    Limitation on Transactions with Affiliates.....................................         84
    7.11    Limitation on Sales and Leasebacks.............................................         84
    7.12    Limitation on Changes in Fiscal Periods........................................         85
    7.13    Limitation on Negative Pledge Clauses..........................................         85
    7.14    Limitation on Restrictions on Subsidiary Distributions.........................         85
    7.15    Limitation on Lines of Business................................................         86
    7.16    Limitation on Amendments to Recapitalization Documents.........................         86
    7.17    Limitation on Activities of Holdings and Alliance Laundry Corporation..........         86

SECTION 8. EVENTS OF DEFAULT...............................................................         87

SECTION 9. THE AGENTS......................................................................         91
    9.1     Appointment....................................................................         91
    9.2     Delegation of Duties...........................................................         91
    9.3     Exculpatory Provisions.........................................................         91
    9.4     Reliance by the Agents.........................................................         91
    9.5     Notice of Default..............................................................         92
    9.6     Non-Reliance on Agents and Other Lenders.......................................         92
    9.7     Indemnification................................................................         93
    9.8     Agent in Its Individual Capacity...............................................         93
    9.9     Successor Administrative Agent.................................................         93
    9.10    Authorization to Release Liens.................................................         94
    9.11    The Arranger...................................................................         94
    9.12    The Administrative Agent and the Secured Parties...............................         94

SECTION 10. MISCELLANEOUS..................................................................         94
    10.1    Amendments and Waivers.........................................................         94
    10.2    Notices........................................................................         95
    10.3    No Waiver; Cumulative Remedies.................................................         97
    10.4    Survival of Representations and Warranties.....................................         97
    10.5    Payment of Expenses............................................................         97
    10.6    Successors and Assigns; Participations and Assignments.........................         98
    10.7    Adjustments; Set-off...........................................................        100
    10.8    Counterparts...................................................................        101
    10.9    Severability...................................................................        101
    10.10   Integration....................................................................        101
    10.11   GOVERNING LAW..................................................................        101
    10.12   Submission To Jurisdiction; Waivers............................................        101
    10.13   Acknowledgments................................................................        102
    10.14   Confidentiality................................................................        102
    10.15   Enforceability; Usury..........................................................        103
    10.16   WAIVERS OF JURY TRIAL..........................................................        104
    10.17   Effect of Amendment and Restatement of the Existing Credit Agreement...........        104
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    10.18   Special Provisions.........................................      104
    10.19   Delivery of Lender Addenda.................................      105
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ANNEXES:

A             Pricing Grid

SCHEDULES:

1.1           Mortgaged Property
4.1(b)        Undisclosed Liabilities
4.6           Material Litigation
4.15          Subsidiaries
4.17          Environmental Matters
4.19(a)       UCC Filing Jurisdictions
4.19(b)       Mortgage Filing Jurisdictions
7.2(d)        Existing Indebtedness
7.3(f)        Existing Liens
7.8           Existing Investments

EXHIBITS:

A             Form of Guarantee and Collateral Agreement
B             Form of Compliance Certificate
C             Form of Closing Certificate
D-1           Form of Mortgage
D-2           Form of Mortgage Amendment
E             Form of Assignment and Acceptance
F             Form of Legal Opinion of Kirkland & Ellis
G-1           Form of Term Note
G-2           Form of Revolving Credit Note
G-3           Form of Swing Line Note
H             Form of Prepayment Option Notice
I             Form of Exemption Certificate
J             Form of Lender Addendum
K             Form of Revolving Credit Commitment Increase Supplement
L             Form of New Lender Supplement

               AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August __, 2002, among ALLIANCE LAUNDRY HOLDINGS LLC, a Delaware limited liability company ("Holdings"), ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole bookrunner (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), FLEET NATIONAL BANK and LASALLE BANK NATIONAL ASSOCIATION, as documentation agents (together, in such capacity, the "Documentation Agents") and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

               WHEREAS, Holdings and the Borrower are parties to the Credit Agreement, dated as of May 5, 1998 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement"), with the lenders parties thereto, the arrangers and syndication agent identified therein, and General Electric Capital Corporation, as administrative agent; and

               WHEREAS, Holdings and the Borrower have requested that the Existing Credit Agreement be amended and restated;

               NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree that on the Effective Date, as provided in Section 10.17, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

               1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

               "Accepting Lenders": as defined in Section 2.18(d).

               "Accounts Receivable": as to the Borrower or any of its Subsidiaries, any right to payment (including interest payments) for goods sold or leased or for services rendered by the Borrower or such Subsidiary in the ordinary course of business.

               "Acquired Person": as to any Person, any other Person (i) at least 80% of the Capital Stock of which is owned by such Person and
         (ii) which is consolidated with such Person in accordance with GAAP.

               "Acquisition": as to any Person, the acquisition by such Person of (a) Capital Stock of any other Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be (i) an Acquired Person of such Person and (ii) a Subsidiary Guarantor, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

               "Adjustment Date": as defined in the Pricing Grid.

               "Administrative Agent": as defined in the Preamble to this Agreement.

               "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

               "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Effective Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
         (i) the aggregate then unpaid principal amount of such Lender's Term Loan and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

               "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all the Lenders at such time.

               "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

               "Alliance Laundry Corporation": Alliance Laundry Corporation, a Delaware corporation.

               "ALSA": Alliance Laundry S.A. (formerly known as Raytheon Appliances S.A.), an Argentina corporation.

               "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                            Base Rate Loans   Eurodollar Loans
                                            ---------------   ----------------

             Revolving Credit Loans               2.50%            3.50%
             Swing Line Loans                     2.50%            3.50%
             Term Loans                           2.50%            3.50%

         provided, that, on and after the first Adjustment Date occurring after the Effective Date, the Applicable Margin with respect to Revolving Credit Loans and Swing Line Loans will be determined pursuant to the Pricing Grid.

         "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

               "Arranger": as defined in the Preamble to this Agreement.

               "Approved Fund": means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (m), (o), (q), (r) or (s)(i)
         of Section 7.5) which yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

               "Assignee": as defined in Section 10.6(c).

               "Assignor": as defined in Section 10.6(c).

               "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that (i) in calculating any Lender's (other than the Swing Line Lender's) Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero and (ii) in calculating the Swing Line Lender's Revolving Extensions of Credit for the purpose of determining the Swing Line Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the Swing Line Lender's Revolving Extensions of Credit shall be deemed to include the aggregate principal amount of the Swing Line Loans then outstanding.

               "Bain Investors": collectively, Bain/RCL, BCIP Associate, II, BCIP Associates II, BCIP Associates II-B, Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Trust Associates II, and BCIP Trust Associate, II-B.

               "Bain/RCL": Bain/RCL, L.L.C., a Delaware limited liability company.

               "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" means, for any day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15
         (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate respectively.

               "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

               "Benefitted Lender": as defined in Section 10.7(a).

               "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

               "Borrower": as defined in the Preamble to this Agreement.

               "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

               "BRS": Bruckman, Rosser, Sherrill and Co., L.P.

               "Business": as defined in Section 4.17(b).

               "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

               "CapEx Carryforward Amount": as defined in Section 7.7.

               "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

               "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

               "Cash Equivalents": (a) (i) with respect to the Borrower or any Domestic Subsidiary, marketable direct obligations issued by, or unconditionally guaranteed by, the

         United States government or issued by any agency thereof and backed by the full faith and credit of the United States or (ii) with respect to any Foreign Subsidiary, marketable direct obligations issued by, or unconditionally guaranteed by, the national government of the jurisdiction of organization of such Foreign Subsidiary or issued by any agency thereof and backed by the full faith and credit of such government, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, bankers' acceptances, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000 (or, in the case of any certificate of deposit, bankers' acceptances, time deposits, eurodollar time deposits or overnight time deposits of any Foreign Subsidiary, issued by any commercial bank having capital and surplus of not less than $500,000,000 (or the equivalent thereof)); (c) commercial paper rated at least A-2 (or the equivalent thereof) by Standard & Poor's Ratings Services ("S&P") or P-2 (or the equivalent thereof) by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the applicable requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities of the types described in clauses (a) and (b) of this definition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A (or the equivalent thereof) by S&P or A (or the equivalent thereof) by Moody's or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of such type generally; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest substantially in assets satisfying the requirements of clauses (a) through (f) of this definition.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is created or purported to be created by any Security Document.

               "Commitment": as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

               "Commitment Fee Rate": 0.50% per annum.

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

               "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

               "Confidential Information Memorandum": the Confidential Information Memorandum dated June, 2002 and furnished to the Lenders.

               "Consolidated Cash Interest Expense": for any period, the Consolidated Interest Expense payable in cash during such period, provided, that the Consolidated Interest Expense accrued with respect to the Senior Subordinated Notes during such period shall be deemed to be payable in cash during such period.

               "Consolidated Current Assets": at any date, all amounts (other than cash, Cash Equivalents and deferred income taxes) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

               "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt (including accrued but unpaid interest) of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness (including accrued but unpaid interest) consisting of Term Loans, Revolving Credit Loans, Letters of Credit or Swing Line Loans to the extent otherwise included therein.

               "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus the sum of (a) cash interest margin of the Borrower and its Subsidiaries (including the Securitization Entities) from Notes Receivable (after giving effect to any Hedge Agreements relating to such Notes Receivables) and (b) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) income tax expense (including franchise taxes imposed in lieu of income taxes), (ii) interest expense associated with Indebtedness (including the Loans and the Letters of Credit) and Hedge Agreements, but excluding any interest expense associated with any Indebtedness (including Letters of Credit) issued in connection with any Permitted Receivables Financing, (iii) amortization or writeoff of deferred financing fees, debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, the Letters of Credit and any Indebtedness issued in connection with any Permitted Receivables Financing) and Hedge Agreements, (iv) depreciation and amortization expense, (v) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (vi) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business, and charges for the writeoff of any step-up in basis of inventory required in a transaction which is accounted for under the purchase method of accounting), provided that, if any such expense or loss is not includable as a separate item in the statement of Consolidated Net Income for such period under GAAP, such expense or loss is reasonably acceptable to the Administrative Agent and (vii) any other non-cash charges (other than writeoffs or write-downs of inventory (other than any writeoffs of any step-up in basis of inventory) unless reasonably acceptable to the Administrative Agent) and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of
         (x) interest income, (y) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), provided that, if any such income or gain is not includable as a separate item in the statement of Consolidated Net Income for such period under GAAP, such income or gain is reasonably acceptable to the Administrative Agent and (z) any other non-cash income, all as determined on a consolidated basis.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding any interest expense associated with any Indebtedness (including Letters of Credit) issued in connection with any Permitted Receivables Financing).

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA for any period, the Consolidated EBITDA of any Person or assets acquired by the Borrower or any of its Subsidiaries during such period pursuant to an Acquisition or Subsidiary Acquisition permitted hereunder (including the portion of such period prior to the consummation of such Acquisition or Subsidiary Acquisition) shall be included on a pro forma basis for such period (assuming that (i) the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred on the first day of such period and (ii) any cost savings to be implemented in connection with such Acquisition or Subsidiary Acquisition as to which the Borrower shall have provided support for the calculation thereof which is reasonably acceptable to the Administrative Agent in conformity with Regulation S-X under the Securities Act as in effect on the date hereof had been effected on the first day of such period) if the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth, consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date hereof, the calculations required to support such pro forma adjustments.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries pursuant to an Acquisition permitted hereunder, (b) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and
         (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Senior Debt": all Funded Debt under this Agreement and all other Funded Debt of the Borrower and its Subsidiaries (excluding all other Funded Debt of the Borrower and its Subsidiaries which is subordinated to the Funded Debt under this Agreement on terms no less favorable than the terms of the Senior Subordinated Notes).

                  "Consolidated Senior Debt Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA for any period, the Consolidated EBITDA of any Person or assets acquired by the Borrower or any of its Subsidiaries during such period pursuant to an Acquisition or Subsidiary Acquisition permitted hereunder (including the portion of such period prior to the consummation of such Acquisition or Subsidiary Acquisition) shall be included on a pro forma basis for such period (assuming that (i) the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred on the first day of such period and (ii) any cost savings to be implemented in connection with such Acquisition or Subsidiary Acquisition as to which the Borrower shall have provided support for the calculation thereof which is reasonably acceptable to the Administrative Agent in conformity with Regulation S-X under the Securities Act as in effect on the date hereof had been effected on the first day of such period) if the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth, consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date hereof, the calculations required to support such pro forma adjustments.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date, excluding any increases or decreases in Notes Receivable.

                  "Continuing Term Loan Lenders": each of the Term Loan Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement immediately prior to the Effective Date that is a Term Loan Lender hereunder.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Designated Equity Amounts": at any date, the amount equal to the aggregate amount of Net Cash Proceeds received by Holdings from the issuance of Capital Stock (other than to the Borrower or any Subsidiary of Holdings or the Borrower) or from any capital contribution to Holdings by a Person other than the Borrower or any Subsidiary of Holdings or the Borrower which have been designated in writing by the Borrower to the Administrative Agent as "Permitted Expenditure Amounts" so long as such Net Cash Proceeds are utilized by Holdings, the Borrower or any of its Subsidiaries within 45 days after such receipt for an Expenditure Use Amount.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding the sale by Holdings of its own Capital Stock); the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Documentation Agents": as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized or incorporated under the laws of any jurisdiction within the United States of America.

                  "ECF Percentage": 75%; provided that, with respect to any fiscal year of the Borrower, the ECF Percentage with respect to such fiscal year shall be reduced to 50% if the Consolidated Leverage Ratio at the last day of such fiscal year of the Borrower is not greater than
         4.0 to 1.0.

                  "Effective Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

                  "Eligible Assignee": means (a) a Lender or an Affiliate of a Lender, (b) a commercial bank organized under the laws of the United States or any state and having total assets in excess of $500,000,000 or an Affiliate of any such bank or (c) any other fund or financial institution or Affiliate or Approved Fund thereof that in the ordinary course of business extends credit or invests in extensions of credit of a type similar to the Revolving Credit Loans and has total assets of at least $100,000,000.

                  "Endorsements": as defined in Section 5.1(j)(ii).


                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or at any time hereafter in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate at which the Administrative Agent is offered Dollar deposits by first class banks at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                         ------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization, but excluding any non-cash charges associated with any Permitted Receivables Financing) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business and sales of Receivables pursuant to any Permitted Receivables Financing), to the extent deducted in determining such Consolidated Net Income, (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower,
         (vi) the amount by which Consolidated Working Capital was increased as a result of the payment in such fiscal year of items referred to in clause (b)(xv) below, (vii) any unused CapEx Carryforward Amount from the prior fiscal year, (viii) decreases during such fiscal year in the retained interest of the Borrower and its Subsidiaries in any Securitization Entity resulting from the sale of Receivables to such Securitization Entity in connection with a Permitted Receivables Financing, (ix) any cash deposits returned to the Borrower and its Subsidiaries in respect of the Limited Originator Recourse during such fiscal year and (x) any decrease in the Notes Receivable during such fiscal year over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in determining such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any portion of any Reinvestment Deferred Amount that exceeded any gain included in the determination of Consolidated Net Income recognized as a result of the event that gave rise to such Reinvestment Deferred Amount or Permitted Expenditure Amounts), (iii) the CapEx Carryforward Amount for such fiscal year, (iv) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt (to the extent such Funded Debt may not be reborrowed under the terms of such Funded Debt) during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) increases in Consolidated Working Capital for such fiscal year, (vii) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in determining such Consolidated Net Income, (viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower, (ix) any cash payments made during such period in permanent satisfaction of non-current liabilities of the Borrower and its Subsidiaries, (x) any cash payments made during such fiscal year in respect of restructuring charges to the extent not deducted in determining such Consolidated Net Income, (xi) any Restricted Payments permitted under Section 7.6 and made in cash during such fiscal year,
         (xii) increases during such fiscal year in the retained interest of the Borrower and its Subsidiaries in any Securitization Entity resulting from the sale of Receivables to such Securitization Entity in connection with a Permitted Receivables Financing, (xiii) any cash payments made during such fiscal year pursuant to Investments permitted under Sections 7.8(d), 7.8(i) (other than in respect of Acquisitions consummated in accordance with clause (i)(A)(y) of the proviso to
         Section 7.8(i)), 7.8(l) and 7.8(p) and which results in a net increase during such fiscal year in the outstanding or unreturned cash balance of such Investments, (xiv) any gain recognized as a result of any Asset Sale or Recovery Event to the extent such gain was included in determining such Consolidated Net Income, (xv) the amount of non-cash charges that decreased Consolidated Working Capital during such fiscal year which resulted from items that the Borrower reasonably determines in good faith are expected to be paid in cash in the immediately following fiscal year, (xvi) any cash deposits made by the Borrower and its subsidiaries pursuant to the Limited Originator Recourse during such fiscal year, (xvii) the amount of cash actually paid by the Borrower and its subsidiaries during such period in respect of fees and expenses associated with the negotiation, execution and delivery of this Agreement and any Permitted Receivables Financing refinancing or replacing the Initial Receivables Facility and (xviii) any increase in the Notes Receivable during such fiscal year.

                  "Excess Cash Flow Application Date": as defined in Section 2.12(c).

                  "Exchange Act": as defined in Section 8(k).

                  "Excluded Subsidiaries": collectively, any Foreign Subsidiaries and any Securitization Entities.

                  "Existing Mortgages": the mortgages and deeds of trust made by any Loan Party in connection with the Existing Credit Agreement as listed on Schedule 1.1.

                  "Existing Title Policies": the collective reference to each of those certain existing policies of title insurance issued to the Administrative Agent pursuant to the Existing Credit Agreement in respect of the Mortgaged Properties as of the Original Closing Date.

                  "Exiting Lenders": as defined in Section 5.1(k).

                  "Exiting Term Loan Lenders": each of the Term Loan Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement other than Continuing Term Loan Lenders.

                  "Expenditure Use Amounts": at any date, the amount equal to the sum of (a) all amounts utilized by Holdings, the Borrower and its Subsidiaries as of such date to finance Capital Expenditures, other than Capital Expenditures which are
         (i) not in excess of the permitted Capital Expenditures for the relevant fiscal year as set forth in Section 7.7(a) and any CapEx Carryforward Amounts from the prior fiscal year, (ii) financed with Reinvestment Deferred Amounts, or (iii) attributable to all or a portion of the cost of Acquisitions or Subsidiary Acquisitions permitted under Section 7.8, (b) all amounts utilized by Holdings, the Borrower and its Subsidiaries as of such date to finance Acquisitions permitted pursuant to Section 7.8(i), except to the extent that the consideration (determined in accordance with Section 7.8(i)) for all such Acquisitions made since the Effective Date does not exceed $30,000,000 in the aggregate, (c) all amounts utilized by the Borrower as of such date to repurchase or redeem Senior Subordinated Notes permitted pursuant to Section 7.9(a) and (d) all amounts utilized by the Borrower and the Subsidiary Guarantors as of such date to finance Investments (other than Acquisitions) pursuant to Section 7.8(i), except to the extent that the consideration (determined in accordance with Section 7.8(i)) for all such Investments (other than Acquisitions) made since the Effective Date does not exceed $5,000,000 in the aggregate.

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans, provided that (a) any Indebtedness of such Person in respect of the undrawn portion of any letter of credit shall not constitute Funded Debt of such Person and (b) any undrawn loan commitment or cash collateral deposit pursuant to the Limited Originator Recourse shall not constitute Funded Debt of the Borrower and its Subsidiaries.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b), except that calculations made for purposes of determining compliance with Section 7.1 and for purposes of determining the Applicable Margin shall be made without giving effect to depreciation, amortization or other expenses to the extent recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by Holdings, Alliance Laundry Corporation, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case, in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings, Alliance Laundry Corporation and the Subsidiary Guarantors.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements or similar arrangements or foreign exchange contracts entered into by the Borrower or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Highest Lawful Rate": as defined in Section 10.15.

                  "Holdings": as defined in the Preamble to this Agreement.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than current accounts or trade payables and accrued expenses incurred in the ordinary course of such Person's business and excluding any such obligations arising under ERISA other than such obligations which must be satisfied within the succeeding twelve months) to the extent such obligations would appear as liabilities on a consolidated balance sheet of such Person prepared in accordance with GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) the face amount of all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (i) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The amount of any Indebtedness under (x) clause (h) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien and (y) clause (i) shall be the net amount, including any net termination payments, required to be paid to a counterparty rather than the notional amount of the applicable Hedge Agreement.

                  "Indemnified Liabilities": as defined in Section 10.5.

                  "Indemnitee": as defined in Section 10.5.

                  "Initial Receivables Facility": the $250,000,000 non-recourse off-balance sheet receivables purchase and equipment financing facility established by the Borrower on the Original Closing Date, as the same may be amended, modified, changed or replaced from time to time.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the first day of each April, July, October and January to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding

         Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest
         Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (ii) (A) any Interest Period with respect to any Revolving Credit Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date and (B) any Interest Period with respect to any Term Loan that would otherwise extend beyond the date final payment is due on the Term Loans shall end on such due date;

                     (iii) any Interest Period that begins on the last Business
                  Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                     (iv) the Borrower shall select Interest Periods so as not to require a prepayment of any Eurodollar Loan during an Interest Period for such Loan in connection with any scheduled payment of principal with respect thereto.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": any of (a) General Electric Capital Corporation, (b) any commercial bank reasonably acceptable to the Borrower which is designated as the "Issuing Lender" by the Administrative Agent and subject to a Master L/C Agreement with the Administrative Agent or (c) any Revolving Credit Lender, in each case, in its capacity as issuer of any Letter of Credit.

                  "L/C Commitment": $30,000,000.

                  "L/C Fee Payment Date": the first day of each April, July, October and January and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
         Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders.

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Effective Date as provided in
         Section 10.19.

                  "Lenders": as defined in the Preamble to this Agreement.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, in each case, for the purpose of securing any obligation of any Person (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Limited Originator Recourse": a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Entity under a Permitted Receivables Financing; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts or other such credit enhancements of the Borrower and the Subsidiary Guarantors shall not exceed 15.0% of the principal amount of such Indebtedness at any time.

                  "Loan": any loan made by any Lender pursuant to this Agreement

                  "Loan Documents": this Agreement, the Security Documents, the Notes and the Applications.

                  "Loan Parties": Holdings, the Borrower, Alliance Laundry Corporation and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Management Notes": as defined in Section 7.6(b).

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan

         Documents or the rights or remedies, taken as a whole, of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Subsidiary": any Subsidiary of Holdings or the Borrower which has assets (valued at their fair market value) or annual revenues which are in excess of $2,500,000.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Merger Agreement": Agreement and Plan of Merger, dated as of February 21, 1998, among Bain/RCL, RCL Acquisitions, L.L.C., Holdings and Raytheon (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

                  "Mortgage Amendments": the amendments to the Existing Mortgages executed and delivered by any Loan Party, substantially in the form of Exhibit D-2 hereto (with such modifications thereto as the Administrative Agent on or before the Effective Date shall reasonably determine is necessary in any state to maintain the priority of the mortgage Lien encumbering the relevant Mortgaged Property), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Secured Parties has been or shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of (i) the Existing Mortgages and (ii) the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the sale or disposition of any non-cash consideration or otherwise, but only as and when received and excluding the portion of such deferred payment constituting interest) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or

         Recovery Event (other than any Lien pursuant to a Security Document) and other customary costs, fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of amounts deposited in escrow in connection therewith or reasonably expected to be paid as a result of any purchase price adjustment, indemnities or reserves related thereto (such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be so used) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans or capital contribution, the cash proceeds received from such issuance, incurrence or capital contribution, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in Section 2.20(a).

                  "Non-U.S. Lender": as defined in Section 2.20(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Notes Receivable": as to the Borrower or any of its Subsidiaries, any right to payment in respect of loans or finance leases made by the Borrower or such Subsidiary to its customers or users of the Borrower's or any Subsidiary's product or customers of distributors of such products in the ordinary course of business.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender, or any other document made, delivered or executed by any Loan Party in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Original Closing Date":  May 5, 1998.

                  "Participant":  as defined in Section 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Perfection Certificate": a certificate in the form of Annex 2 to the Guarantee and Collateral Agreement or any other form approved by the Administrative Agent.

                  "Permitted Co-Investors": (i) BRS, BCB Family Partners, L.P., NAZ Family Partners, L.P., Paul D. Kaminski, Bruce C. Bruckmann, Donald
         J. Bruckmann, Harold O. Rosser, Stephen C. Sherrill, H. Virgil Sherrill, Nancy A. Zweng, John Rice Emunds, Susan Kaider, Marilena Tibrea, Walker C. Simmons, MLPF&S Custodian FBO Paul Kaminski, and BRS/RCL Investment Corp. or (ii) any Person or Persons which acquired the Capital Stock of Holdings owned by such Persons referred to in the preceding clause (i) on the Original Closing Date with the consent of Bain/RCL, and in the case of each of clauses (i) and (ii) above, any of their respective Related Parties and Control Investment Affiliates.

                  "Permitted Expenditure Amounts": at any date, the amount equal to (a) the sum of (i) all Designated Equity Amounts as of such date,
         (ii) any portion of the Excess Cash Flow of the Borrower for fiscal years completed since the Effective Date which was not required to be applied toward the prepayment of the Term Loan and the reduction of the Revolving Credit Commitments pursuant to the provisions of Section 2.12(c) and (iii) 50% of the aggregate Prepayment Amounts declined by the Term Loan Lenders pursuant to Section 2.18(d) as of such date minus
         (b) the aggregate amount of Expenditure Use Amounts as of such date.

                  "Permitted Investors": the collective reference to the Sponsor, the Bain Investors and their respective Related Parties and Control Investment Affiliates.

                  "Permitted Receivables Financing": (a) the Initial Receivables Facility, as the same may be amended, modified, changed or replaced from time to time and/or (b) any other off-balance sheet transaction providing for the sale of Receivables by the Borrower and its Subsidiaries to a Securitization Entity or any other Person (other than Holdings, the Borrower or any of their respective Subsidiaries) which transaction may include limited recourse to the Borrower and its Subsidiaries (not to exceed the Limited Originator Recourse) based on the collectability of the Receivables sold.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Amounts": as defined in Section 2.18(d).

                  "Prepayment Date": as defined in Section 2.18(d).

                  "Prepayment Option Notice": as defined in Section 2.18(d).

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Projections": as defined in Section 6.2(c).

                  "Properties": as defined in Section 4.17(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Raytheon": Raytheon Company, a Delaware corporation.

                  "Recapitalization": the leveraged recapitalization transaction involving Bain/RCL, RCL Acquisition, L.L.C., Holdings and Raytheon consummated pursuant to the Merger Agreement.

                  "Recapitalization Documents": the collective reference to the Merger Agreement and all other documents and agreements delivered in connection therewith on the Original Closing Date.

                  "Receivables": as to the Borrower or any of its Subsidiaries, collectively, the Accounts Receivable and Notes Receivable of the Borrower or such Subsidiary, as the case may be.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries with a value in excess of $500,000.

                  "Reference Lender": Citibank, N.A. or its successor.

                  "Refunded Swing Line Loans": as defined in Section 2.7(b).

                  "Refunding Date": as defined in Section 2.7(c).

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the relevant Issuing Lender or the Administrative Agent, as the case may be, pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary Guarantor) (in the case of any Asset Sale or Recovery Event relating to assets of the Borrower or a Subsidiary Guarantor) or any Subsidiary (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition or (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor or the Capital Stock of any such Subsidiary) Subsidiary Acquisition) useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition or (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor or the Capital Stock of any such Subsidiary) Subsidiary Acquisition) useful in the Borrower's or any of its Subsidiaries' business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event (or (i) in the case of any Reinvestment Event arising out of any Asset Sale in connection with the Ripon Transition, the date occurring nine months after such Reinvestment Event, or (ii) in the case of any Reinvestment Event arising out of a casualty insurance claim where the Borrower or any of its Subsidiaries is rebuilding or restoring the property subject to such casualty, the date occurring twelve months after such Reinvestment Event) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets (directly or through the purchase of the Capital Stock of a

         Person pursuant to an Acquisition or (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor or the Capital Stock of any such Subsidiary) Subsidiary Acquisition) useful in the Borrower's or any of its Subsidiaries' business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Party": with respect to any Person, any stockholder, officer, employee or partner of such Person and (a) trusts for the benefit of such Person or the spouses, issue, parents or other relatives of such Person, (b) entities controlling or controlled by such Person and (c) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. (S) 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Effective Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit (or guarantees by the Administrative Agent in respect of Letters of Credit issued by Issuing Lenders which are not Lenders), in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $45,000,000.

                  "Revolving Credit Commitment Increase Notice": as defined in
         Section 2.4A(a).

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of "Facility" contained in this Section 1.1.

                  "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Offered Increase Amount": as defined in
         Section 2.4A(a).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit of all the Revolving Credit Lenders then outstanding).

                  "Revolving Credit Re-Allocation Date": as defined in Section 2.4A(d).

                  "Revolving Credit Termination Date": the fifth anniversary of the Effective Date.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "Ripon Transition": collectively, (a) the establishment of the capability to manufacture small-chassis frontload washers and dryers at the manufacturing facility located in Ripon, Wisconsin and (b) the Disposition by the Borrower and its Subsidiaries of Property located at the Ripon facility on the Original Closing Date which is not intended to be used at the Ripon facility after the establishment of the manufacturing capability described in clause (a).

                  "Sale/Leaseback Transaction":  as defined in Section 7.11.

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Securities Act":  the Securities Act of 1933, as amended.

                  "Securitization Documentation": the collective reference to the documentation pursuant to which any Permitted Receivables Financing is established and maintained.

                  "Securitization Entity": as to the Borrower or any of its Subsidiaries, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of purchasing or financing Receivables of the Borrower and/or its Subsidiaries pursuant to any Permitted Receivables Financing and that is designated as a "Securitization Entity" in a written notice delivered to the Administrative Agent by the Borrower (including Alliance Commercial Appliances Receivables LLC, Alliance Commercial Appliances Finance LLC and Alliance Laundry Receivables Warehouse, LLC) so long as (a) such corporation, partnership, trust, limited liability company or other entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to the relevant Permitted Receivables Financing, (b) neither the Borrower nor any Subsidiary issues or incurs any Indebtedness or Guarantee Obligations (other than Limited Originator Recourse) in respect of, or grants any Lien on any of its assets or properties to secure, any Indebtedness, liabilities or other obligations of such corporation, partnership, trust, limited liability company or other entity or otherwise relating to such Permitted Receivables Financing, (c) neither Holdings, the Borrower nor any of their respective Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at that time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (d) neither Holdings, the Borrower nor any of their respective Subsidiaries has any obligation to maintain such entity's financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Permitted Receivables Financing).

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Mortgage Amendments and all other security documents hereafter delivered to and accepted by the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Seller Preferred Membership Interests": preferred limited liability company interests of Holdings owned by Raytheon as of the Original Closing Date having an initial aggregate liquidation preference of $6,000,000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

                  "Seller Securities": the collective reference to the Subordinated Seller Notes and the Seller Preferred Membership Interests.

                  "Senior Subordinated Note Indenture": the indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes on the Original Closing Date, together with all instruments and other agreements entered into on the Original Closing Date by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in compliance with
         Section 7.9.

                  "Senior Subordinated Notes": the 9 5/8% Senior Subordinated Notes due 2008 issued pursuant to the Senior Subordinated Note Indenture and any senior subordinated notes having the same terms and conditions as such Senior Subordinated Notes issued in exchange for such Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture, as the same may be amended, supplemented or otherwise modified from time to time in compliance with Section 7.9.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the "present fair saleable value" (as determined in accordance with applicable federal and state laws governing determination of the insolvency of debtors) of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured, and (iii) the Borrower may assume, so long as no Default or Event of Default shall have occurred and be continuing at the time such assumption is made, that all or a portion of the outstanding Term Loans or Indebtedness permitted under Section 7.2(f) will be refinanced at the maturity thereof.

                  "Specified Change of Control": a "Change of Control" as defined in the Senior Subordinated Note Indenture.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by (a) the Borrower or any of its Subsidiaries and (b) any Person that, at the time such Hedge Agreement is entered into, is a Qualified Counterparty.

                  "Sponsor": Bain Capital Partners, LLC

                  "Subordinated Seller Notes": subordinated notes of Holdings in an initial aggregate principal amount of $9,000,000 issued to Raytheon (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified,
         (a) all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (b) except as otherwise expressly provided herein, for purposes of this Agreement, (i) no Securitization Entity shall be a Subsidiary of the Borrower or Holdings and (ii) ALSA shall not be a Subsidiary of the Borrower or Holdings unless the Administrative Agent and the Borrower shall otherwise agree.

                  "Subsidiary Acquisition": any Investment (other than an Acquisition) which results in the creation or acquisition of a Subsidiary.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Subsidiary.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed the lesser of (a) $7,500,000 and (b) the Revolving Credit Commitment of the Swing Line Lender minus the Revolving Extensions of Credit of the Swing Line Lender.

                  "Swing Line Lender": General Electric Capital Corporation, in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans":  as defined in Section 2.6.

                  "Swing Line Participation Amount": as defined in Section
         2.7(c).

                  "Syndication Agent": as defined in the Preamble to this Agreement.

                  "Tax Refund":  as defined in Section 2.20(f).

                  "Term Loan":  as defined in Section 2.1.

                  "Term Loan Commitment": as to each Term Loan Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on
         Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto,. The original aggregate amount of the Term Loan Commitments is $193,000,000.

                  "Term Loan Facility": as defined in the definition of "Facility" contained in this Section 1.1.

                  "Term Loan Lender": each Lender which has a Term Loan Commitment or which is the holder of a Term Loan.

                  "Term Loan Maturity Date": the date that is the fifth anniversary of the Effective Date.

                  "Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Effective Date, the percentage which the principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding); provided, that solely for purposes of calculating the amount of each installment of Term Loans (other than the last installment) payable to a Term Loan Lender pursuant to Section 2.3, such Term Loan Lender's Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Loan Lender's Term Loans which shall have been declined by such Term Loan Lender (or, in the case of any Term Loan Lender which shall have acquired its Term Loans by assignment from another Person, by such other Person).

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Transferee": as defined in Section 10.14.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the Uniform Commercial Code of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law and/or other nominal amounts of shares or other equity interests required by law to be held other than by such Person) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Holdings or the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, and after giving effect to Sections 10.17 and 10.18(b), each Term Loan Lender severally agrees to make a term loan (each, a "Term Loan") to the Borrower on the Effective Date in an amount equal to the amount of the Term Loan Commitment of such Lender, provided that each Continuing Term Loan Lender shall be deemed to have made available to the Administrative Agent the principal amount then outstanding of the Term Loan (as defined in the Existing Credit Agreement) of such Continuing Term Loan Lender under the Existing Credit Agreement. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Effective Date) requesting that the Term Loan Lenders make the Term Loans on the Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, subject to Sections 10.17 and 10.18(b), on the Effective Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. Subject to Sections 10.17 and 10.18(b), the Administrative Agent shall transfer to the account of the Borrower specified by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

                  2.3 Repayment of Term Loans. The Borrower shall pay to the Administrative Agent, for the account of the Term Loan Lenders, the principal amount of the Term Loans in twenty consecutive quarterly installments payable on the last day of March, June, September and December of each year, commencing on September 30, 2002, each of which shall be in an amount equal to the amount set forth below opposite such installment (and, upon receipt thereof, the Administrative Agent will distribute to each Term Loan Lender its Term Loan Percentage of each such payment):

                     Installment                                Principal Amount
                     -----------                                ----------------

                     September 30, 2002                            $  2,500,000
                     December 31, 2002                             $  2,500,000
                     March 31, 2003                                $  2,500,000
                     June 30, 2003                                 $  2,500,000
                     September 30, 2003                            $  2,500,000
                     December 31, 2003                             $  2,500,000
                     March 31, 2004                                $  2,500,000
                     June 30, 2004                                 $  2,500,000
                     September 30, 2004                            $  3,750,000
                     December 31, 2004                             $  3,750,000
                     March 31, 2005                                $  3,750,000
                     June 30, 2005                                 $  3,750,000
                     September 30, 2005                            $  3,750,000
                     December 31, 2005                             $  3,750,000
                     March 31, 2006                                $  3,750,000
                     June 30, 2006                                 $  3,750,000
                     September 30, 2006                            $  6,250,000
                     December 31, 2006                             $  6,250,000
                     March 31, 2007                                $  6,250,000
                     Term Loan Maturity Date                       $124,250,000

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing or prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.4A Revolving Credit Commitment Increases.

                  (a) In the event that the Borrower wishes to increase the Total Revolving Credit Commitments at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the "Revolving Credit Offered Increase Amount") of such proposed increase (such notice, a "Revolving Credit Commitment Increase Notice") in a maximum amount equal to $5,000,000. The Borrower may, at its election, (i) offer one or more of the Lenders the opportunity to provide all or a portion of the Revolving Credit Offered Increase Amount pursuant to paragraph
(c) below and/or (ii) with the consent of the Agents (which consent shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities the opportunity to provide all or a portion of the Revolving Credit Offered Increase Amount pursuant to paragraph (b) below. The Revolving Credit Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to provide such Revolving Credit Offered Increase Amount. The Borrower or, if requested by the Borrower, the Administrative Agent will notify such Lenders, and/or banks, financial institutions or other entities of such offer.

                  (b) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Total Revolving Credit Commitments and which elects to become a party to this Agreement and obtain a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to Section 2.4A(a)(ii) shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit L, whereupon such bank, financial institution or other entity (herein called a "New Revolving Credit Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Revolving Credit Commitment of any such New Revolving Credit Lender shall be in an amount not less than $2,500,000 or such other amount consented to by the Agents.

                  (c) Any Lender which accepts an offer to it by the Borrower to increase its Revolving Credit Commitment pursuant to Section 2.4A(a)(i) shall, in each case, execute a Commitment Increase Supplement with the Borrower and the Agents, substantially in the form of Exhibit K, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.

                  (d) If any bank, financial institution or other entity becomes a New Revolving Credit Lender pursuant to Section 2.4A(b) or any Lender's Revolving Credit Commitment is increased pursuant to Section 2.4A(c), additional Revolving Credit Loans made on or after the effectiveness thereof (the "Revolving Credit Re-Allocation Date") shall be made pro rata based on the Revolving Credit Percentages in effect on and after such Revolving Credit Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Revolving Credit Loans in excess of its Revolving Credit Commitment, in which case such excess amount will be allocated to, and made by, such New Revolving Credit Lenders and/or Lenders with such increased Revolving Credit Commitments to the extent of, and pro rata based on, their respective Revolving Credit Commitments otherwise available for Revolving Credit Loans), and continuations of Eurodollar Loans outstanding on such Revolving Credit Re-Allocation Date shall be effected by repayment of such Eurodollar Loans on the last day of the Interest Period applicable thereto and the making of new Eurodollar Loans pro rata based on such new Revolving Credit Percentages. In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of Base Rate Loans, the Borrower shall make prepayments thereof and borrowings of Base Rate Loans so that, after giving effect thereto, the Base Rate Loans outstanding are held pro rata based on such new Revolving Credit Percentages. In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Eurodollar Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans will be paid thereon to the respective Lenders holding such Eurodollar Loans pro rata based on the respective principal amounts thereof outstanding.

                  (e) Notwithstanding anything to the contrary in this Section 2.4A, (i) in no event shall any transaction effected pursuant to this Section 2.4A cause the sum of Total Revolving Credit Commitments and Term Loan Commitments (including any Optional Term Loan Commitments) to exceed $243,000,000, (ii) in no event may the Borrower deliver more than one Revolving Credit Commitment Increase Notice and (iii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.

                  (f) The Administrative Agent shall have received on or prior to the Revolving Credit Re-Allocation Date, for the benefit of the Lenders, (i) a legal opinion of counsel to the Borrower covering such matters as are customary for transactions of this type and such other matters as may be reasonably requested by the Administrative Agent and (ii) certified copies of resolutions of the Borrower authorizing the Revolving Credit Offered Increase Amount.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice may be given by telephone, promptly confirmed by telecopy) (which notice must be received by the Administrative Agent prior to (a) 3:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) 12:00 Noon, New York City time, on the requested Borrowing Date, in the case of Base Rate Loans) specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the account to which the proceeds of such Loans should be transferred and (iv) in the case of Eurodollar Loans, the respective length of the initial Interest Periods therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, at least $250,000 (or, if the then aggregate Available Revolving Credit Commitments are less than $250,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof; provided, that (A) the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7 and (B) borrowings of Base Rate Loans contemplated under
Section 3.5 shall not be
subject to the requirements of this sentence. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to (a) 12:00 Noon, New York City time, in the case of Eurodollar Loans, or (b) 2:00 P.M., New York City time, in the case of Base Rate Loans, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made immediately available on such day to the Borrower by the Administrative Agent transferring to the account of the Borrower specified by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:30 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed, (ii) the account to which such amount should be transferred and (iii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in a minimum amount equal to $50,000. Not later than 4:30 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date by transferring such proceeds to the account of the Borrower specified by the Borrower on such Borrowing Date in immediately available funds.

         (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice to the Administrative Agent given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby severally agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Upon receipt of any such notice from the Swing Line Lender, the Administrative Agent shall promptly notify the Revolving Credit Lenders thereof. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

         (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

         (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 2.5 or

Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.8 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Term Loan Lender or the Swing Line Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of the Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to
Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Term Loan, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

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                                                                              37

         2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Effective Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first day of each April, July, October and January of each year, commencing on the first of such dates to occur after the date hereof and on the Revolving Credit Termination Date.

         (b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

         (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

         2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.

         2.11 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent prior to 12:00 Noon, New York City time, at least three Business Days prior thereto in the case of Eurodollar Loans or prior to 12:00 Noon, New York City time, at least one Business Day prior thereto in the case of Base Rate Loans (other than Swing Line Loans) or prior to 12:00 Noon, New York City time, on the date of such prepayment in the case of Swing Line Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts then due and owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in a minimum principal amount of $250,000. Partial prepayments of Swing Line Loans shall be in a minimum principal amount of $50,000.

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                                                                              38

         2.12 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree and without prejudice to
Section 7.2, if any Indebtedness is incurred after the date hereof by Holdings, the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

         (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof within five Business Days thereafter, 100% of such Net Cash Proceeds shall be applied on such fifth Business Day toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales (other than Asset Sales in connection with the Ripon Transition) that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower, (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d) and (iii) for purposes of this
Section 2.12(b), the Net Cash Proceeds of any Asset Sale pursuant to Section 7.5(k) shall be equal to the lesser of (A) the amount of such Net Cash Proceeds and (B) the aggregate amount of Investments made by Holdings, the Borrower or any of their respective Subsidiaries in the relevant Foreign Subsidiary after the Effective Date and, in no event, shall the Net Cash Proceeds of all Asset Sales in respect of the Capital Stock of any Foreign Subsidiary for purposes of this Section 2.12(b) exceed the aggregate amount of Investments made by Holdings, the Borrower and their respective Subsidiaries in such Foreign Subsidiary after the Effective Date.

         (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year in which the Effective Date occurs, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of
(i) the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

         (d) Subject to Section 2.18, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit

Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made first to Base Rate Loans and second to Eurodollar Loans (in a manner, to the extent practicable and permitted hereunder, which minimizes amounts payable under Section 2.21 as a result of such prepayment). Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         (e) Any prepayment of Loans and/or reduction of Commitments pursuant to this Section, and the rights of the Lenders in respect thereof, are subject to the provisions of Section 2.18.

         2.13 Conversion and Continuation Options. (a) Subject to Sections 2.2 and 2.5, the Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Subject to Sections 2.2 and 2.5, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the minimum principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than eight Eurodollar Tranches shall be outstanding at any one time.

         2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall (to the extent permitted by applicable law) bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

         2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate in accordance with the terms thereof for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans. The Administrative Agent shall withdraw (i) any such notice pursuant to clause (a) above if the Administrative Agent determines that the relevant circumstances have ceased to exist and (ii) any such notice pursuant to clause (b) above upon receipt of notice from the Majority Facility Lenders in respect of the relevant Facility that the relevant circumstances described in such clause (b) have ceased to exist.

         2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (except as otherwise provided in Section 2.18(d)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

               (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

               (d) Notwithstanding anything to the contrary in Section 2.12 or this Section, after the aggregate principal amount of the Term Loans has been reduced to $140,000,000, each Term Loan Lender may, at its option, decline all or any portion of any mandatory prepayment applicable to the Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to the Term Loans (such amounts, the "Prepayment Amount") the Borrower will, in lieu of applying such amount to the prepayment of Term Loans as provided in Section 2.12(d), on the date specified in Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) of the aggregate amount required to be applied to prepay Term Loans and requesting that the Administrative Agent prepare and provide to each Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit H and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the Term Loan of such Term Loan Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term Loans. On the Prepayment Date,
(i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Lenders have accepted full or partial prepayment as described above (such Lenders, the "Accepting Lenders") as notified by the Administrative Agent to the Borrower, and such amount shall be applied to reduce the Prepayment Amounts, as applicable, with respect to each Accepting Lender, (ii) the Revolving Credit Commitments shall be reduced by an amount equal to 50% of the portion of the Prepayment Amount not accepted by the Term Loan Lenders (and, such reduction shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent) and (iii) the Borrower shall be entitled to retain the remaining 50% of the portion of the Prepayment Amount not accepted by the Lenders.

               (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in

Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

               (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be presumed correct in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on the Business Day following the date of demand, from the Borrower.

               (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

               2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) shall subject any Lender to any tax of any kind
               whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar

               Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income or profits of such Lender);

                    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, within 10 days of its demand therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event in reasonable detail by reason of which it has become so entitled.

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the basis therefor, the Borrower shall pay to such Lender within 10 days after receipt of such request such additional amount or amounts as will compensate such Lender for such reduction.

               (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19 or Section 2.21, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, provided that no Lender shall be entitled to claim any such additional amount with respect to the period which is more than 180 days prior to the delivery of such notice. A certificate as to any additional amounts payable pursuant to this Section 2.19 or Section 2.21 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be presumptively correct in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.20 Taxes. (a) Except as otherwise provided herein, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely and directly from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender or Participant at the time the Lender or Participant becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to
Section 2.20(a).

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               (d) Each Lender (or Transferee) that is not a United States Person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents, together with any other certificate or statement of exemption required under the Codes or Regulations issued thereunder. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

               (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

               (f) If the Administrative Agent or any Lender receives a refund or otherwise would have received a refund but for the offset of the amount of such refund against the Lender's Non-Excluded Taxes ("Tax Refund"), which in the good faith judgment of such Lender is allocable to Non-Excluded Taxes paid by the Borrower, it shall promptly pay such Tax Refund to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund, provided, however, that the Borrower agrees to promptly return such Tax Refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such Tax Refund but only if such repayment is required because the initial Tax Refund was permitted in error.

               2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (other than any loss of Applicable Margin) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert

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                                                                              47

or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be presumptively correct in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

               2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20(a).

               2.24 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to (a) replace any Lender which (i) defaults in its obligation to make Loans hereunder, (ii) is not required to make Eurodollar Loans pursuant to Section 2.22 or (iii) in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in Section 10.1 where such amendment, modification, supplement or waiver has been approved by the Required Lenders (and, if applicable, the Required Prepayment Lenders and/or Majority Facility Lenders) in accordance with such Section, fails to consent to any such proposed action and (b) replace or remove any Lender which requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 and, if the Borrower elects to remove such Lender, terminate such Lender's Revolving Credit Commitment hereunder; provided that (A) (i) such replacement or removal, as the case may be, does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement or removal, as the case may be, (iii) prior to any such replacement or removal, as the case may be, pursuant to clause (b) above

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                                                                              48

such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20,
(iv) the Borrower shall be liable to such replaced or removed Lender under
Section 2.21 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto and
(v) any such replacement or removal, as the case may be, shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced or removed Lender, (B) in the case of replacement of a Lender under this Section 2.24, (i) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (iii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (provided that no registration and processing fee referred to therein shall be required to be paid in connection therewith), and (iv) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, (C) if the Borrower elects to remove a Lender under clause (b) of this Section 2.24 and if such Lender has any Loans outstanding at such time, the consent of the Administrative Agent and the Required Lenders shall be required to terminate such Lender's Revolving Credit Commitment and (D) in the case of replacement of a non-consenting Lender under clause (a)(iii) of this Section 2.24, the Borrower shall replace such Lender within 60 days of such Lender's failure to consent to the proposed action.

                          SECTION 3. LETTERS OF CREDIT

               3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, (i) each Issuing Lender which is a Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender and (ii) in the event the Issuing Lender is not a Lender, the Administrative Agent, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to cause Letters of Credit to be issued by an Issuing Lender for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to nor shall any Issuing Lender issue any Letter of Credit and the Administrative Agent shall not have any obligation to and shall not cause any Letter of Credit to be issued if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

               (b) Each Letter of Credit shall be subject to the Uniform Customs or ISP98, as applicable, and, to the extent not inconsistent therewith, the laws of the State of New York.

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                                                                              49

               (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. The Administrative Agent shall not at any time be obligated to cause any Letter of Credit to be issued hereunder if such issuance would conflict with, or cause the Administrative Agent, such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

               3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein an Application therefor, completed to the satisfaction of the relevant Issuing Lender and the Administrative Agent, and such other certificates, documents and other papers and information as the Issuing Lender or the Administrative Agent may request. In the case of any Letter of Credit to be issued by an Issuing Lender which is a Lender, upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. In the case of any Letter of Credit not to be issued by an Issuing Lender which is a Lender, upon receipt of any Application, the Administrative Agent shall cause such Issuing Lender to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and to promptly issue the Letter of Credit requested thereby (but in no event shall the Administrative Agent be required to cause such Issuing Lender to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Administrative Agent and the Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount and expiration date thereof).

               3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the undrawn face amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, (i) in the case of any Letter of Credit issued by an Issuing Lender which is a Lender, the Borrower shall pay to such Issuing Lender for its own account a fronting fee on the undrawn face amount of all outstanding Letters of Credit issued by such Issuing Lender at a rate per annum of 0.25%, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date and (ii) in the case of any Letter of Credit issued by an Issuing Lender which is not a Lender, the Borrower shall pay to the Administrative Agent

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                                                                              50

for its own account a fronting fee on the undrawn face amount of all outstanding Letters of Credit issued by such Issuing Lender which is not a Lender at a rate per annum to be agreed by the Administrative Agent and the Borrower payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

               (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal, reasonable and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

               3.4 L/C Participations. (a) (i) In the case of Letters of Credit issued by an Issuing Lender which is a Lender, such Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each such Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                    (ii) In the case of Letters of Credit issued by an Issuing Lender which is not a Lender, the Administrative Agent irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Administrative Agent to cause such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Administrative Agent, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Administrative Agent's obligations and rights under each such Letter of Credit issued hereunder and the amount of each payment made by the Administrative Agent in respect of any draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Administrative Agent that, if the Administrative Agent makes a payment in respect of a draft paid under any such Letter of Credit for which the Administrative Agent is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand at the Administrative Agent's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such payment, or any part thereof, which is not so reimbursed.

               (b) If any amount required to be paid by any L/C Participant pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the relevant Issuing Lender or the Administrative Agent, as the case may be, under any Letter of Credit is paid to the relevant Issuing Lender or the Administrative Agent, as the case may be, within three Business Days after the date such payment is due (provided that demand for payment is received

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                                                                              51

prior to 2:00 P.M., New York City time), such L/C Participant shall pay to the relevant Issuing Lender or the Administrative Agent, as the case may be, on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender or the Administrative Agent, as the case may be, by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender or the Administrative Agent, as the case may be, shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the relevant Issuing Lender or the Administrative Agent submitted to any L/C Participant with respect to any amounts owing under this Section shall be presumed correct in the absence of manifest error.

               (c) Whenever, at any time after an Issuing Lender or the Administrative Agent has made payment under or in respect of any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender or the Administrative Agent receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the relevant Issuing Lender or the Administrative Agent, as the case may be), or any payment of interest on account thereof, such Issuing Lender or the Administrative Agent, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender or the Administrative Agent shall be required to be returned by such Issuing Lender or the Administrative Agent, as the case may be, such L/C Participant shall return to such Issuing Lender or the Administrative Agent, as the case may be, the portion thereof previously distributed by such Issuing Lender or the Administrative Agent, as the case may be, to it.

               3.5 Reimbursement Obligation of the Borrower. The Borrower agrees, in accordance with the terms of the provisions of this Section, to reimburse (a) in the case of any Letter of Credit issued by an Issuing Lender which is a Lender, such Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment and (b) in the case of any Letter of Credit issued by an Issuing Lender which is not a Lender, the Administrative Agent for the amount of any payment made by the Administrative Agent in respect of any drawing under any such Letter of Credit. Each such payment shall be made to the relevant Issuing Lender or the Administrative Agent, as the case may be, at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. If any draft shall be presented for payment under any Letter of Credit, (a) in the case of any Letter of Credit issued by an Issuing Lender which is a Lender, such Issuing Lender shall promptly notify the Borrower of the date and amount thereof and (b) in the case of any Letter of Credit issued by an Issuing Lender which is not a Lender, the Administrative Agent shall promptly notify the Borrower of the date and amount thereof. If the relevant Issuing Lender or the Administrative Agent, as the case may be, notifies the Borrower prior to 12:00 Noon, New York City time, on any Business Day, of any drawing under any Letter of Credit, the Borrower shall reimburse such Issuing

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                                                                              52

Lender or the Administrative Agent, as the case may be, pursuant to this Section with respect to such drawing on the next Business Day. If the relevant Issuing Lender or the Administrative Agent, as the case may be, notifies the Borrower after 12:00 Noon, New York City time, on any Business Day of any drawing under any Letter of Credit, the Borrower shall reimburse such Issuing Lender or the Administrative Agent, as the case may be, pursuant to this Section with respect to such drawing on the second succeeding Business Day. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date of the related drawing until payment in full at the rate set forth in
(i) until the second Business Day following the date of such drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

               3.6 Obligations Absolute. Except as otherwise provided in this Section, the Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender, the Administrative Agent, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lenders and the Administrative Agent that the Issuing Lenders and the Administrative Agent shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lenders and the Administrative Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the relevant Issuing Lender or the Administrative Agent, as the case may be. The Borrower agrees that any action taken or omitted by the Issuing Lenders and the Administrative Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lenders or the Administrative Agent to the Borrower.

               3.7 Letter of Credit Payments. The responsibility of the Issuing Lenders to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

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                                                                             53

               3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

               To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

               4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at March 31, 2002 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Effective Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information reasonably available to Holdings as of the date of delivery thereof and on good faith estimates and assumptions believed to be reasonable at the time made, and presents fairly in all material respects on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at March 31, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date.

               (b) The audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at December 31, 2000 and December 31, 2001, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers L.L.P., present fairly in all material respects the financial condition of Holdings and its consolidated Subsidiaries as at such date, and the results of its operations and its cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at March 31, 2002, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the combined results of its operations and its combined cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and for the absence of certain notes thereto). Except as set forth on Schedule 4.1(b), as of the Effective Date, Holdings, the Borrower and their respective Subsidiaries (i) do not have any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph but which would in accordance with GAAP be so reflected in a consolidated balance sheet of the Borrower as of the Effective Date or (ii) are not party to any arrangement to pay principal or interest with respect to any Indebtedness of any Person which is not reflected in the most recent financial statements referred to in this paragraph, (x) which was incurred by the Borrower or any of its Subsidiaries or guaranteed by the Borrower

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                                                                             54

or any of its Subsidiaries at any time or the proceeds of which are or were transferred to or used by the Borrower or any of its Subsidiaries and (y) the payments in respect of which are intended to be made with the proceeds of payments to such Person by the Borrower or any of its consolidated Subsidiaries or with any Indebtedness or Capital Stock issued by the Borrower or any such Subsidiary.

               4.2 No Change. Since December 31, 2001 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

               4.3 Existence; Compliance with Law. Each of Holdings, the Borrower and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and/or in good standing could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) the filings referred to in Section 4.19 and (ii) consents, authorizations, filings and notices required after the Effective Date in the ordinary course of business which have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Contractual Obligation applicable to the

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                                                                              55

Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

               4.6 No Material Litigation. Except as disclosed on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of their respective Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or (b) which could reasonably be expected to have a Material Adverse Effect.

               4.7 No Default. Neither Holdings, the Borrower nor any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and their respective Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other Property material to the conduct of its Business, and none of such Property is subject to any Lien except as permitted by Section 7.3.

               4.9 Intellectual Property. Holdings, the Borrower and each of their respective Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except for any failure to so own or license Intellectual Property which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person against Holdings, the Borrower or any of their respective Subsidiaries challenging or questioning the use of any Intellectual Property by Holdings, the Borrower or any of their respective Subsidiaries or the validity or effectiveness of any Intellectual Property used by Holdings, the Borrower or any of their respective Subsidiaries, except for any claims which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by Holdings, the Borrower and their respective Subsidiaries does not infringe on the rights of any Person in any material respect and in any manner which could reasonably be expected to have a Material Adverse Effect.

               4.10 Taxes. Each of Holdings, the Borrower and each of their respective Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all material taxes shown to be due and payable on said returns prior to the date penalties or interest attach thereto or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be); no tax Lien has been filed which is not permitted under Section 7.3, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

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                                                                              56

               4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under or Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

               4.12 Labor Matters. There are no strikes or other labor disputes against Holdings, the Borrower or any of their respective Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of their respective Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

               4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

               4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

               4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of Holdings and the Borrower at the date hereof.

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                                                                             57

               4.16 Use of Proceeds. The proceeds of the Term Loans were used to finance the Recapitalization and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, were used to finance a portion of the Recapitalization and to pay related fees and expenses and for general corporate and working capital purposes.

               4.17 Environmental Matters.  Except as set forth on Schedule
4.17:

               (a) The facilities and properties owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

               (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, except for any failures to comply which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of their respective Subsidiaries (the "Business") which could reasonably be expected to result in a Material Adverse Effect. Neither Holdings, the Borrower nor any of their respective Subsidiaries has assumed any liability of any other Person under Environmental Laws which could reasonably be expected to have a Material Adverse Effect.

               (c) Neither Holdings, the Borrower nor any of their respective Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that constitute a breach of any other representation contained in this Section 4.17.

               (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

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                                                                             58

               (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings or the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any of their respective Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

               (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any of their respective Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

               4.18 Accuracy of Information, etc. Subject to the next succeeding sentence and to the qualification provided therein, no statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading. The projections and pro forma financial information and the industry-related information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

               4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, stock certificates representing such Pledged Stock having been delivered to the Administrative Agent, together with proper endorsements executed in blank and, in the case of the UCC Filing Collateral described in the Guarantee and Collateral Agreement, financing statements specified

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                                                                             59

on Schedule 4.19(a) in appropriate form having been filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement, except as otherwise provided therein, constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person other than Liens permitted under Section 7.3 (except
Section 7.3(j)).

               (b) Each Mortgage (as amended by the respective Mortgage Amendment, if any) is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages or Mortgage Amendments, as applicable, are filed in the offices specified on Schedule 4.19(b), such Mortgage or Existing Mortgage (as amended by the respective Mortgage Amendment), as the case may be, shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage or Existing Mortgage (as amended by the respective Mortgage Amendment)), in each case prior and superior in right to any other Person other than Liens permitted under
Section 7.3 (except Section 7.3(j)). Schedule 1.1 lists each parcel of real property in the United States owned in fee simple by the Borrower or any of its Subsidiaries as of the Effective Date which, as of such date, has a value, in the reasonable opinion of the Borrower, in excess of $1,000,000.

               4.20 Solvency. The Loan Parties are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

               4.21 Senior Indebtedness. All "Indebtedness" outstanding hereunder constitutes "Senior Debt" and "Designated Senior Debt" of the Borrower. No "Indebtedness" (other than "Indebtedness" outstanding hereunder) has been designated as "Designated Senior Debt" under the Senior Subordinated
Note Indenture (as each quoted term is defined in the Senior Subordinated Note Indenture).

               4.22 Regulation H. No Mortgage, other than Mortgages for which the Borrower has delivered notice to the Administrative Agent, encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                        SECTION 5. CONDITIONS PRECEDENT

               5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to August 18, 2002 and prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent:

               (a)  Loan Documents. The Syndication Agent shall have received
          (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly

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                                                                             60

          authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) to the extent requested on or prior to the Effective Date, for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower and (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

               (b) Required Lenders under Existing Credit Agreement. The Syndication Agent shall have received (i) with respect to all amendments, written consents from Lenders (as defined in the Existing Credit Agreement) which constitute Required Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and
          (ii) with respect to the amendment of Section 2.3, written consent from Lenders (as defined in the Existing Credit Agreement) which constitute Majority Revolving Credit Facility Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and each of the Term Loan Lenders (as defined in the Existing Credit Agreement), to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (it being agreed that the execution of a Lender Addendum shall constitute such written consent).

               (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Holdings and its consolidated Subsidiaries for the 2000 and 2001 fiscal years and (iii) interim consolidated financial statements of Holdings and its consolidated Subsidiaries for the three-month period ended on or about March 31, 2002, and such interim financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings and its consolidated Subsidiaries, as reflected in the financial statement or projections contained in the Confidential Information Memorandum.

               (d) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with this Agreement, the continuing operations of Holdings, the Borrower and their respective Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement or the financing contemplated hereby.

               (e) Fees. The Lenders, the Syndication Agent, the Arranger and the Administrative Agent shall have received all fees required to be paid (including the commitment fee required to be paid pursuant to Section 2.9 of the Existing Credit Agreement), and all expenses for which invoices have been presented, on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

               (f) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 2002-2007, and any differences between such information and

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                                                                             61

          corresponding information provided in writing to the Syndication Agent previously shall be satisfactory to the Syndication Agent in all material respects.

               (g) Solvency Certificate. The Lenders shall have received a solvency certificate from the chief financial officer of Holdings which shall document the solvency of Holdings and its Subsidiaries considered as a whole and of Holdings and its Subsidiaries considered as a whole after giving effect to this Agreement and the transactions contemplated hereby and shall otherwise be in form and substance satisfactory to the Lenders.

               (h) Closing Certificate. The Syndication Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

               (i) Legal Opinions. The Agents shall have received the legal opinion of Kirkland & Ellis, counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

               (j) Mortgages, etc. (i) The Administrative Agent shall have received the Mortgage Amendments executed and delivered by a duly authorized officer of each party thereto.

                    (ii) In respect of each Existing Title Policy, an endorsement or endorsements (collectively, the "Endorsements") or marked up unconditional binder for the issuance of such Endorsements dated on or about the Effective Date. Each of the Endorsements shall modify the relevant Existing Title Policy to
               (A) insure that the Existing Mortgage (as amended) insured thereby continues to be a valid first Lien on the relevant Mortgaged Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by Section 7.3 and as disclosed therein; (B) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; and
               (C) be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each of the Endorsements, and all charges for mortgage recording tax and all related expenses, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the Endorsements referred to in this subsection and a copy of all other documents affecting the Mortgaged Property encumbered by the Existing Mortgage (as amended) as shall have been reasonably requested by the Administrative Agent.

               (k) Exiting Lenders; Repayment of Loans under Existing Credit Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Lenders (as defined in the Existing Credit Agreement) which will not become parties hereto (and will not have a Revolving Credit Commitment or Term Loan Commitment hereunder) (the "Exiting Lenders") shall have been or shall concurrently be

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                                                                             62

          relieved of all obligations in respect of their Commitments (as defined in the Existing Credit Agreement), (ii) each Exiting Lender's Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable under the Existing Credit Agreement to but excluding the Effective Date, (iii) each Exiting Term Loan Lender's Term Loan (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable under the Existing Credit Agreement to but excluding the Effective Date, and
          (iv) each Continuing Term Loan Lender's Term Loan (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall have been or shall concurrently be repaid to the extent that its principal amount, together with any accrued interest thereon and any accrued fees payable under the Existing Credit Agreement to but excluding the Effective Date, exceeds the amount of such Continuing Term Loan Lender's Term Loan Commitment hereunder.

               (l) Perfection Certificate. The Administrative Agent shall have received (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Guarantee and Collateral Agreement, and (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or financial officer of the Borrower.

               (m) Insurance. The Administrative Agent shall have received a certificate of insurance specifying insurance coverage in place on the Effective Date in compliance with Section 5.3 of the Guarantee and Collateral Agreement and loss payee endorsement in favor of the Administrative Agent with respect to casualty insurance.

               (n) Intercreditor Agreement. The Administrative Agent shall have received an intercreditor agreement, executed and delivered by the agent for the Initial Receivables Facility, in form and substance reasonably acceptable to the Administrative Agent.

               5.2 Conditions to Each Extension of Credit. Except as otherwise expressly provided herein, no Lender shall be obligated to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit), if, as of the date thereof:

               (a) Representations and Warranties. Any representation or warranty made by any Loan Party in or pursuant to the Loan Documents shall be in any material respect untrue or incorrect on and as of such date as if made on and as of such date and the Required Lenders shall have determined not to make any extension of credit as a result of the fact that such representation or warranty is untrue or incorrect in any material respect.

               (b) No Default. A Default or Event of Default has occurred and is continuing or would result after giving effect to any extension of credit requested to be made on such

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                                                                             63

          date and the Required Lenders shall have determined not to make any extension of credit as a result of that Default or Event of Default.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        Section 6. AFFIRMATIVE COVENANTS

               Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit (which has not been cash collateralized in the manner described in the final paragraph of Section 8) remains outstanding or any Loan or other amount is owing (including, without limitation, accrued interest and fees) to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of their respective Subsidiaries to:

               6.1 Financial Statements. Furnish to the Administrative Agent (for distribution to the Lenders) and to the Syndication Agent:

               (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of (i) the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, in each case setting forth in comparative form the figures for the previous year, reported on without a `going concern' or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers L.L.P. or other independent certified public accountants of nationally recognized standing and
          (ii) a schedule showing the Borrower and its consolidated Subsidiaries, and Holdings, each on a stand-alone basis for the periods set forth in clause (i) above, which schedules are based on the financial statements described in clause (i) above;

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, a copy of (i) the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes) and (ii) a schedule showing the Borrower and its consolidated Subsidiaries, and Holdings, each on a stand-alone basis for the periods set forth in clause (i) above, which schedules are based on the financial statements described in clause (i) above; and

               (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of Holdings (other than the third, sixth, ninth and twelfth such month), a copy of (i) the unaudited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes) and (ii) a schedule showing the Borrower and its consolidated Subsidiaries, and Holdings, each on a stand-alone basis for the periods set forth in clause (i) above, which schedules are based on the financial statements described in clause (i) above;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

               6.2 Certificates; Other Information. Furnish to the Administrative Agent (for distribution to each Lender) and to the Syndication Agent or, in the case of clause (h), to the relevant
          Lender:

               (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.1, except as specified in such certificate;

              (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by Holdings, the Borrower and their respective Subsidiaries with the provisions of this Agreement referred to therein (including, without limitation, Section 7.1) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and
          (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Effective Date);

              (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year for Holdings and its Subsidiaries (including projected consolidated balance sheets of Holdings and its Subsidiaries and supporting schedules showing the Borrower and its consolidated Subsidiaries, and Holdings, each on a stand-alone basis as of the end of the following fiscal year and the related consolidated statements of projected cash flow, projected changes in financial position and projected income for Holdings and its Subsidiaries and supporting schedules showing the Borrower and its consolidated Subsidiaries, and Holdings, each on a stand-alone basis) and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year which are delivered to the Board of Managers of Holdings for its review (collectively, the `Projections'), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions at the time made in light of the circumstances then existing and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

               (d) within 45 days after the end of each fiscal quarter of the Borrower during any period in which the Borrower is not required to file periodic reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year when comparisons are required under Section 6.1;

               (e) no later than 10 Business Days prior to the proposed effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture, the Seller Securities or the Recapitalization Documents which is prohibited by
          Section 7.9 or 7.16 (and the effectiveness of any such proposed amendment, supplement, waiver or other modification shall be conditioned upon the receipt of any necessary consent thereto required under this Agreement);

               (f) within five days after the same are sent, copies of all financial statements and reports (including reports on Form 10-K, 10-Q and 8-K) which Holdings or the Borrower sends generally to the holders of any class of its debt securities or public equity securities and, promptly after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

               (g) promptly upon receipt thereof, copies of any management or other similar letters received from the accountants performing the audit of the financial statements pursuant to Section 6.1(a); and

               (h) promptly, such additional financial and other information concerning Holdings, the Borrower or any of their respective Subsidiaries as any Lender may from time to time reasonably request.

               6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be, or (b) the failure to so pay, discharge or otherwise satisfy any

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                                                                              66

such obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.4 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations (other than in respect of Indebtedness) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. (a) Keep all material tangible Property useful and necessary in its business in good working order and condition, ordinary wear and tear and damage occurring as a result of a casualty event excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, at its own expense, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and their respective Subsidiaries with officers and employees of Holdings, the Borrower and their respective Subsidiaries and, in the presence of a Responsible Officer, with its independent certified public accountants, provided that all such visits and inspections shall be coordinated through the Administrative Agent.

          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a)   the occurrence of any Default or Event of Default;

          (b) any litigation, investigation or proceeding which may exist at any time affecting Holdings, the Borrower or any of their respective Subsidiaries, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof unless any such event could not, individually or together with all such other events, result in any liability to the Borrower or any Commonly Controlled Entity which could reasonably be expected to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any

     Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8 Environmental Laws. (a) Comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except for, in each case, such failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.9 Interest Rate Protection. In the case of the Borrower, within 270 days after the Effective Date, enter into Hedge Agreements to the extent necessary to provide that a notional amount of 33 1/3% of the aggregate principal amount of the Term Loans is subject to interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Agents.

          6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Effective Date by Holdings, the Borrower or any other Guarantor (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g), 7.3(k), 7.3(n), 7.3(p), 7.3(q), 7.3(r), 7.3(v) or 7.3(w) to the extent the terms of the agreements with respect to such Liens prohibit the granting of a Lien for the benefit of the Secured Parties on such Property) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (subject to Liens permitted under Section 7.3 (except Section 7.3(j)), including without limitation, the

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                                                                             68

filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Effective Date by Holdings, the Borrower or any other Guarantor (other than any such real property subject to a Lien expressly permitted by Section 7.3(g) or 7.3(k)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property (subject to Liens permitted under Section 7.3 (except Section 7.3(j))), (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate, and (y) any consents or estoppels reasonably deemed necessary by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and
(iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), by Holdings, the Borrower or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of their respective Domestic Subsidiaries (subject to Liens permitted under Section 7.3 (except Section 7.3(j))), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (subject to Liens permitted under Section 7.3 (except Section 7.3(j))), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Subsidiary created or acquired after the Effective Date by Holdings, the Borrower or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and

Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of their respective Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary in the opinion of the Administrative Agent, to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.11 Further Assurances. In the case of the Borrower, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          6.12 Post-Closing Intellectual Property. Within 30 days after the Effective Date, execute and deliver short-form agreements in form and substance satisfactory to the Administrative Agent as may be reasonably requested by the Administrative Agent to be filed in the United States Patent and Trademark Office and the United States Copyright Office with respect to the intellectual property listed on Schedule 6 to the Guarantee and Collateral Agreement.

                         SECTION 7. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit (which has not been cash collateralized in the manner described in the final paragraph of
Section 8) remains outstanding or any Loan or other amount (including, without limitation, accrued interest and fees) is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Financial Condition Covenants.

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                                                                             70

               (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                            Consolidated
                         Fiscal Period                     Leverage Ratio
                         -------------                     --------------

          September 30, 2002                                6.00 to 1.00
          December 31, 2002                                 6.00 to 1.00
          March 31, 2003                                    6.00 to 1.00
          June 30, 2003                                     6.00 to 1.00
          September 30, 2003                                6.00 to 1.00
          December 31, 2003                                 5.50 to 1.00
          March 31, 2004                                    5.50 to 1.00
          June 30, 2004                                     5.50 to 1.00
          September 30, 2004                                5.50 to 1.00
          December 31, 2004                                 4.75 to 1.00
          March 31, 2005                                    4.75 to 1.00
          June 30, 2005                                     4.75 to 1.00
          September 30, 2005                                4.75 to 1.00
          December 31, 2005                                 4.00 to 1.00
          March 31, 2006                                    4.00 to 1.00
          June 30, 2006                                     4.00 to 1.00
          September 30, 2006                                4.00 to 1.00
          December 31, 2006 and each Fiscal Quarter         3.50 to 1.00
          thereafter

               (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                             Consolidated
                         Fiscal Period                  Interest Coverage Ratio
                         -------------                  -----------------------

          September 30, 2002                                2.00 to 1.00
          December 31, 2002                                 2.00 to 1.00
          March 31, 2003                                    2.00 to 1.00
          June 30, 2003                                     2.00 to 1.00
          September 30, 2003                                2.00 to 1.00
          December 31, 2003                                 2.00 to 1.00
          March 31, 2004                                    2.00 to 1.00
          June 30, 2004                                     2.00 to 1.00
          September 30, 2004                                2.00 to 1.00
          December 31, 2004                                 2.15 to 1.00
          March 31, 2005                                    2.15 to 1.00
          June 30, 2005                                     2.15 to 1.00

                                                             Consolidated
                         Fiscal Period                 Interest Coverage Ratio
                         -------------                 -----------------------

          September 30, 2005                                2.15 to 1.00
          December 31, 2005                                 2.50 to 1.00
          March 31, 2006                                    2.50 to 1.00
          June 30, 2006                                     2.50 to 1.00
          September 30, 2006                                2.50 to 1.00
          December 31, 2006 and each Fiscal Quarter         3.00 to 1.00
          thereafter

               7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness of any Loan Party pursuant to any Loan Document (including Indebtedness in respect of Loans and Letters of Credit);

               (b) Indebtedness of the Borrower to any Subsidiary and, subject to Section 7.8(i) in the case of Indebtedness of a Subsidiary that is not a Subsidiary Guarantor, of any Subsidiary to the Borrower or any other Subsidiary;

               (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;

               (d)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(d);

               (e) subject to Section 7.8(i) in the case of Guarantee Obligations in respect of obligations of Subsidiaries that are not Subsidiary Guarantors, Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations (other than Indebtedness) of the Borrower or any Subsidiary;

               (f) (i) Indebtedness of the Borrower and Alliance Laundry Corporation in respect of (A) the Senior Subordinated Notes in an aggregate principal amount not to exceed $110,000,000 or (B) any other senior subordinated notes issued to refinance the Senior Subordinated Notes having substantially the same terms and conditions as the Senior Subordinated Notes (except that the final maturity thereof shall be longer than the final maturity of the Senior Subordinated Notes) and in an aggregate principal amount not to exceed $110,000,000 and (ii) Guarantee Obligations of Holdings or any Subsidiary Guarantor in respect of such Indebtedness; provided that any Indebtedness permitted under clause (i)(B) and any such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower and Alliance Laundry Corporation in respect of the Senior Subordinated Notes;

               (g) Indebtedness of Holdings in respect of the Subordinated Seller Notes (or any subordinated notes issued to refinance the Subordinated Seller Notes having substantially the same terms and conditions as the Subordinated Seller Notes (except that the final maturity thereof shall be longer than the final maturity of the Subordinated

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                                                                             72

          Seller Notes)) in an initial principal amount not to exceed $9,000,000 plus the amount of interest on such Subordinated Seller Notes paid in-kind or through accretion or capitalization;

               (h) Indebtedness of the Borrower or any of its Subsidiaries arising out of any Sale/Leaseback Transaction permitted under Section
          7.11 in an aggregate amount not to exceed $2,500,000;

               (i) (i) Indebtedness of a Person which becomes a Subsidiary after the Effective Date pursuant to an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i), (ii) Indebtedness secured by Liens permitted under Section 7.3(k) and (iii) Indebtedness of a Person assumed by the Borrower or any Subsidiary Guarantor pursuant to a merger of such Person with and into the Borrower or such Subsidiary Guarantor pursuant to an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i), provided that, (A) such Indebtedness was not incurred or created in connection with or in anticipation of the relevant Acquisition or Subsidiary Acquisition and (B) no Default or Event of Default would result therefrom;

               (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of notice to the Borrower or the relevant Subsidiary of its incurrence;

               (k) Indebtedness of Holdings in respect of Management Notes;

               (l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees or other similar obligations arising in the ordinary course of business, provided that no such bond or similar obligation is provided to secure the repayment of other Indebtedness;

               (m) Indebtedness arising out of purchase price adjustments and customary indemnifications by the Borrower or any of its Subsidiaries in connection with the Recapitalization or any Acquisition or Subsidiary Acquisition permitted under Section 7.8;

               (n) Indebtedness of the Borrower or any of its Subsidiaries in respect of industrial revenue bonds issued to finance the expansion of any facility of the Borrower or its Subsidiaries, provided that the aggregate principal amount of such Indebtedness does not exceed $10,000,000;

               (o) (i) Indebtedness of any Foreign Subsidiary incurred to finance the working capital requirements of such Foreign Subsidiary in an amount not to exceed the sum of 90% of such Foreign Subsidiary's Accounts Receivable and 60% of such Foreign Subsidiary's inventory and
          (ii) other Indebtedness of Foreign Subsidiaries not to exceed $2,500,000 in the aggregate at any one time outstanding;

               (p) additional Indebtedness not otherwise permitted under this
          Section 7.2 provided that the aggregate outstanding principal amount of such Indebtedness does not

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                                                                             73

          exceed $10,000,000 prior to the completion of the Ripon Transition and $20,000,000 at any time thereafter;

               (q) Indebtedness of Holdings in respect of any Restricted Payment made to it and permitted pursuant to Section 7.6 to the extent such Restricted Payment is recharacterized as a loan instead of a distribution;

               (r) Indebtedness incurred since the Effective Date by the Borrower or any Subsidiary Guarantor to finance any Acquisition or Subsidiary Acquisition permitted under Section 7.8(i) in an aggregate principal amount not to exceed the excess of (x) $35,000,000 over (y) the aggregate amount of all Indebtedness assumed by the Borrower and the Subsidiary Guarantors (including any Acquired Persons) in connection with all such Acquisitions and Subsidiary Acquisitions consummated in reliance upon clause (i)(A)(x) of the proviso to such Section, provided that, (i) if any Consolidated Senior Debt is incurred in connection with any such Acquisition, after giving effect to such Indebtedness and the related Acquisitions or Subsidiary Acquisitions on a pro forma basis as if such Indebtedness had been incurred and such Acquisitions or Subsidiary Acquisitions had occurred on the first day of the most recent period of four consecutive quarters of the Borrower, the Consolidated Senior Debt Leverage Ratio on the last day of such period would not have been greater than 3.75 to 1.0 and the Borrower would have been in compliance with the covenants set forth in Section 7.1 on such date and (ii) after giving effect to such Indebtedness and the related Acquisitions or Subsidiary Acquisitions, no Default or Event of Default shall have occurred and be continuing;

               (s) (i) Indebtedness of the Borrower or any Subsidiary Guarantor consisting of Guarantee Obligations in respect of any Indebtedness of the Borrower or any Subsidiary Guarantor incurred pursuant to paragraphs (c), (h), (i), (l), (m), (n), (p), (s) or (t) of this Section, (ii) Indebtedness of any Subsidiary (other than a Subsidiary Guarantor) consisting of Guarantee Obligations of any Indebtedness of the Borrower or any other Subsidiary of any of the Borrower or any other Subsidiary and (iii) subject to Section 7.8(i), any Indebtedness of the Borrower or Subsidiary Guarantor consisting of Guarantee Obligations in respect of Indebtedness of any Subsidiary (other than a Subsidiary Guarantor);

               (t) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;

               (u) In connection with Permitted Receivables Financings, Limited Originator Recourse; and

               (v) subject to Section 7.3(f), any renewals, extensions, refundings or refinancings of any Indebtedness permitted under paragraphs (c), (d), (j) and (o) of this Section, provided that the principal amount of such Indebtedness is not increased pursuant to any such renewal, extension, refunding or refinancing;

provided, however, that no Indebtedness of Holdings, the Borrower or any of their respective Subsidiaries (other than Indebtedness under this Agreement) shall be designated as "Designated

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                                                                              74

Senior Debt" or shall be "Senior Credit Facilities" under and as defined in the Senior Subordinated Note Indenture without the prior written consent of the Agents and the Required Lenders.

          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business, and Liens imposed by law, in each case which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) (i) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d) and (ii) Liens securing Indebtedness permitted under Section 7.2(r), provided that no such Lien is spread to cover any additional Property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition, repair or improvement of fixed or capital assets (including any interest or title of a lessor under any Capital Lease Obligation) and real property; provided that (i) such Liens shall be created within 180 days after the acquisition of such fixed or capital assets or real property, as the case may be, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)   Liens created pursuant to this Agreement and the Security
     Documents;

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                                                                              75

          (i) Liens arising from judgments or decrees which do not result in an Event of Default under Section 8(h);

          (j) Liens securing Indebtedness of Foreign Subsidiaries permitted to be incurred pursuant to Section 7.2(o), so long as any such Lien attaches only to the assets of the respective Foreign Subsidiary that has incurred such Indebtedness;

          (k) Liens on any assets of a Person which becomes a Subsidiary after the date hereof pursuant to an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i) and Liens on fixed assets otherwise acquired pursuant to any such Acquisition or Subsidiary Acquisition, provided that
     (i) such Liens existed at the time such Person became a Subsidiary or such assets were acquired, as the case may be, and were not created in anticipation of the acquisition, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary or such assets were acquired, as the case may be, which were not covered immediately prior thereto and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary or such assets are acquired, as the case may be;

          (l) all building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority now or hereafter enacted;

          (m) Liens on the Property financed with the proceeds of the Indebtedness permitted by Section 7.2(n) to secure such Indebtedness;

          (n) Liens securing reimbursement of obligations in respect of (i) documentary letters of credit, provided that such Liens cover only the documents, the goods covered thereby and the proceeds thereof and (ii) bankers' acceptances created in respect of drawings under such letters of credit, provided that such Liens cover only the specific goods financed under such letter of credit and the proceeds thereof;

          (o) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;

          (p) Liens encumbering customary initial deposits in respect of commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

          (q) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiary Guarantors in connection with any letter of intent or purchase agreement entered into by it in connection with an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i);

          (r) Liens on assets sold pursuant to Sale/Leaseback Transactions permitted under Section 7.11;

          (s) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,500,000 at any one time;

          (t) Liens on goods in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of such goods;

          (u) Liens securing obligations (other than Indebtedness) under operating, reciprocal easements or similar agreements entered into in the ordinary course of business by the Borrower and its Subsidiaries which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

          (v) Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Permitted Receivables Financing;

          (w) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; and

          (x) Liens filed for the purpose of perfecting the ownership interests of a purchaser of Receivables, equipment loans and related assets pursuant to any Permitted Receivables Financing.

          7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary (provided that, if any Subsidiary party to such merger or consolidation is a Subsidiary Guarantor, the surviving entity shall also be a Subsidiary Guarantor);

          (b) (i) the Borrower may Dispose of any or all of its assets (including the Capital Stock of any Subsidiary) to any Subsidiary Guarantor which, after giving effect to such Disposition, is and remains a Material Subsidiary or, subject to Section 7.8(i), any other Subsidiary and (ii) any Subsidiary may Dispose of any or all of its assets (including Capital Stock of any other Subsidiary) (upon voluntary liquidation, dissolution or otherwise) to the Borrower or any other Subsidiary, provided that if any such Subsidiary Disposing of any or all of its assets to a Subsidiary is a Subsidiary Guarantor, the Subsidiary to which such assets are sold or transferred must also be a Subsidiary Guarantor;

          (c) the Borrower or any Subsidiary may merge with or consolidate with any Person in connection with any Acquisition or Subsidiary Acquisition permitted hereunder, provided that (i) (A) if the Borrower is a party thereto, the Borrower is the surviving entity of such merger or consolidation and (B) if a Subsidiary Guarantor is a party thereto, the surviving entity of such merger or consolidation is a Subsidiary Guarantor and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

          (d)   Dispositions permitted under Section 7.5.

          7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete, worn out or surplus property in the ordinary course of business;

          (b) the sale or lease of inventory or equipment in the ordinary course of business;

          (c) the sale or discount, in each case without recourse, of Accounts Receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof to the extent not transferred in connection with any Permitted Receivables Financing;

          (d) the sale or exchange of specific items of equipment for replacement items of equipment in the ordinary course of business which are the functional equivalent of the item of equipment so exchanged;

          (e)   Dispositions permitted by Section 7.4(a) or (b);

          (f) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or of the Borrower to Holdings or (i) in the case of a Wholly Owned Subsidiary, to the Subsidiary which owns the remainder of such Subsidiary's Capital Stock and (ii) in the case of a Subsidiary that is not a Wholly Owned Subsidiary, pro rata to the holders of the Capital Stock of such Subsidiary;

          (g) the Disposition of other assets having a fair market value not to exceed $500,000 in the aggregate for any fiscal year of the Borrower;

          (h) any Disposition or Recovery Event, provided, that (i) the requirements of Section 2.12(b) are complied with in connection therewith and (ii) the aggregate amount of all such Dispositions in any fiscal year of the Borrower shall not exceed $5,000,000;

          (i) Dispositions of assets sold pursuant to a Sale/Leaseback Transaction permitted under Section 7.11;

          (j) Dispositions of non-core assets acquired pursuant to Acquisitions or Subsidiary Acquisitions permitted under Section 7.8(i);

          (k) Dispositions of all or any portion of the Capital Stock or assets of any Foreign Subsidiary;

          (l)   Dispositions (i) in connection with the Ripon Transition and
     (ii) of the Capital Stock of, or all or any portion of the assets of, ALSA;

          (m) sales and transfers of Receivables, equipment loans and related assets (including contract rights) by the Borrower and its Subsidiaries (including the Securitization Entities) in connection with any Permitted Receivables Financing pursuant to the applicable Securitization Documentation, provided, that (i) the principal amount of cash and the purchase money notes received as consideration in any such sale or transfer (when aggregated with the cash and purchase money notes received as consideration upon all such other sales of Receivables, equipment loans and related assets during the ninety days preceding such sale or transfer) is at least equal to 75% of the aggregate face amount of all Receivables so sold or transferred on such day and during the ninety preceding days, (ii) the Borrower and its Subsidiaries may only receive such purchase money notes to the extent such purchase money notes are issuable pursuant to either (x) the Securitization Documentation for the Initial Receivables Facility in effect on the Effective Date or (y) the Securitization Documentation for the Permitted Receivables Financing replacing such Initial Receivables Facility so long as the terms and conditions of purchase money notes issuable pursuant to such replacement receivables facility are not materially more disadvantageous to the Agents and the Lenders than the terms and conditions of the purchase money notes issued pursuant to the Initial Receivables Facility in effect on the Effective Date or are otherwise reasonably satisfactory to the Agents and (iii) in the event that an "Event of Default" occurs in respect of the Borrower under Section 8(k) of the Loan and Security Agreement, dated as of May 5, 1998, among Alliance Laundry Receivables Warehouse LLC, the financial institutions party thereto as lenders, and Lehman Commercial Paper Inc., as agent for such lenders, or any successor or similar provision in any other Securitization Documentation with respect to any Permitted Receivables Financing, the consideration for any such sale or transfer during the continuation of any such Event of Default shall include cash at least equal to 75% of the face amount of any Receivable sold pursuant to any such sale or transfer unless otherwise approved by the Administrative Agent;

          (n)   Restricted Payments permitted under Section 7.6;

          (o) leases and licenses of real or personal property (including Intellectual Property) in the ordinary course of business;

          (p) Dispositions of all or any portion of the Capital Stock or assets of any Subsidiary (other than a Material Subsidiary);

          (q) sales of equipment loans on a non-recourse basis to a third parties in an amount equal to at least 75% of the fair market value thereof;

          (r) the sale of Accounts Receivable pursuant to arrangements customary to the industry; and

          (s) Dispositions of (i) Cash Equivalents and (ii) Investments (other than Acquisitions);

provided, however, that to the extent that any of the foregoing constitute an Asset Sale, at least 75% of the consideration received in connection with such Asset Sale shall consist of cash, Cash Equivalents, Capital Stock of a Subsidiary or fixed assets used or useful in the business of the Borrower and its Subsidiaries.

          7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in similar Capital Stock of the Person making such dividend or by increasing the liquidation preference of any such Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings (including, without limitation, the Seller Preferred Membership Interests), the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the holders of its Capital Stock ratably in accordance with their respective ownership interests;

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends or distributions to Holdings to permit Holdings to (i) (A) purchase Holdings' Capital Stock or options to purchase Capital Stock from present or former officers or employees of Holdings, the Borrower or any of their respective Subsidiaries upon the death, disability or termination of employment of such officer or employee or (B) make payments on promissory notes ("Management Notes") issued by Holdings to any such officers or employees of Holdings, the Borrower or any of their respective Subsidiaries to finance the purchase of Capital Stock or options to purchase Capital Stock upon the death, disability or termination of employment of any such officer or employee, provided, that the aggregate amount of payments (not including the forgiveness of any Indebtedness described in Section 7.8(p)) under this clause (i) subsequent to the date hereof (net of any proceeds received by Holdings subsequent to the date hereof in connection with resales of any Capital Stock or options to purchase Capital Stock so purchased) shall not exceed $5,000,000 in the aggregate subsequent to the Effective Date; provided, that Holdings shall also be permitted to make such purchases with the Net Cash Proceeds to Holdings or the Borrower from any "key-man" life insurance policies received after the Original Closing Date, (ii) pay fees, expenses and other amounts to the Sponsor and its Control Investment Affiliates expressly permitted by Section 7.10 and (iii) to pay directors' fees and expenses and indemnity obligations;

          (c) the Borrower may pay dividends or distributions to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $1,500,000 in any fiscal year and
     (ii) pay any taxes which are due and payable by Holdings and the Borrower as part of a consolidated group;

          (d) cash distributions by the Borrower to Holdings and by Holdings to the holders of its Capital Stock to enable such holders to make tax payments resulting from the net income of the Borrower and its Subsidiaries in any fiscal year (including the tax distributions contemplated by Article IV of the limited liability company agreement of the Borrower as in effect on the date hereof) shall be permitted, provided that prior to the making of each such distribution, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the highest federal, state and local tax rates applicable to such holders (after giving effect to deductions for such state and local taxes applicable thereto);

          (e) dividends or distributions paid by the Borrower to Holdings in an amount necessary to pay indemnity claims or any purchase price adjustment required to be paid by Holdings pursuant to the Merger Agreement (as in effect on the date hereof), and payments of such claims or adjustments with the proceeds of such dividends or distributions by Holdings to Raytheon;

          (f) cash distributions by the Borrower to Holdings, to enable Holdings to make payments under the Transition Services Agreement, dated as of May 5, 1998, between Raytheon and Holdings (as in effect on the date hereof) in connection with the Recapitalization; and

          (g) repurchases of Capital Stock deemed to occur as a result of the surrender of such Capital Stock for cancellation in connection with the exercise of stock options shall be permitted.

          7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business in any fiscal year of the Borrower not exceeding the amount set forth below opposite such fiscal year:

       Fiscal Year                                Amount
       -----------                                ------

       2002                                       $ 8,500,000
       2003                                       $ 9,000,000
       2004                                       $10,000,000
       2005                                       $12,000,000
       2006                                       $12,000,000
       2007                                       $12,000,000

; provided, that (i) up to 50% of any such amount referred to above (without giving effect to any additional Capital Expenditures permitted during such fiscal year pursuant to clause (ii) below), if not so expended in the fiscal year for which it is permitted (as to such fiscal year, the "CapEx Carryforward Amount"), may be carried over for expenditure in the next succeeding fiscal year, (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above, (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount,

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                                                                              81

(c) Capital Expenditures in any fiscal year made with the then unused Permitted Expenditure Amounts and (d) Capital Expenditures attributable to all or a portion of the cost of Acquisitions and Subsidiary Acquisitions permitted under
Section 7.8.

          7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a) extensions of trade credit in the ordinary course of business, including Accounts Receivable;

          (b)   investments in cash and Cash Equivalents;

          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

          (d) loans and advances to employees of Holdings, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and Subsidiaries of the Borrower not to exceed $500,000 at any one time outstanding;

          (e) Investments by Holdings in the Borrower and the Subsidiary Guarantors;

          (f)   Investments existing on the date hereof and listed on Schedule
     7.8;

          (g) Investments in assets useful in the Borrower's or its Subsidiaries' business (including through Acquisitions or Subsidiary Acquisitions) made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (h) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor;

          (i) Acquisitions and other Investments by the Borrower and the Subsidiary Guarantors (other than Alliance Laundry Corporation) (including, without limitation, Investments by the Borrower and the Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors), provided that (i) (A) the aggregate consideration (including assumed Indebtedness, but excluding consideration in the form of Capital Stock of Holdings) for all such Acquisitions after the Effective Date shall not exceed the sum of
     (x) $30,000,000 and (y) the then unused Permitted Expenditure Amount at such time, (B) if any Consolidated Senior Debt is incurred in connection with any such Acquisition (1) after giving effect to such Acquisition on a pro forma basis as if such Acquisition has occurred on the first day of the most recent period of four consecutive fiscal quarters, the Consolidated Senior Debt Leverage Ratio on the last day of such period would not have been greater than 3.75 to 1.0 and (2) the Borrower shall have obtained the prior written consent of the Agents and the Required Lenders to the extent required pursuant to the

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                                                                              82

     proviso at the end of Section 7.2, (C) prior to the consummation of any such Acquisition, the Administrative Agent shall have received a certificate of a Responsible Officer setting forth the calculations required to determine compliance with clauses (A) and (B) above and certifying that the conditions set forth in this Section 7.8(i) have been satisfied and (D) no Default or Event of Default shall have then occurred and be continuing or would result therefrom and (ii) after giving effect to any such Investment (other than an Acquisition), the aggregate outstanding or unreturned amount (including the aggregate consideration (including assumed Indebtedness) for all Subsidiary Acquisitions, but excluding any consideration in the form of Capital Stock of Holdings) of all such Investments (other than Acquisitions) (including Investments in the nature of sales and transfers of assets for less than fair market value and Guarantee Obligations permitted by Section 7.2(e) or 7.2(s)) made subsequent to the Effective Date shall not exceed the sum of (A) $5,000,000, (B) an amount equal to the excess of (x) the Designated Equity Amounts as of the date of such Investment over (y) the then unused Permitted Expenditure Amounts based upon such Designated Equity Amounts,
     (C) the Net Cash Proceeds from any Disposition pursuant to Section 7.5(l) (other than any Net Cash Proceeds applied to prepay Loans) and (D) any other cash received on any such Investments, provided, further, that the conversion of any Indebtedness owed to the Borrower or any Subsidiary by any Subsidiary that is not a Subsidiary Guarantor into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Borrower or such Subsidiary for purposes of clause (ii) of the limitation contained in the immediately preceding proviso;

          (j) Investments received in connection with the collection of Accounts Receivable in the ordinary course of business and Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (k) Investments received in connection with any Asset Sale or other Disposition permitted hereunder;

          (l) loans and advances (including in respect of Notes Receivable) to suppliers and customers or users of the Borrower or any Subsidiary's products or customers of distributors of such products in the ordinary course of business consistent with past practice;

          (m) Investments resulting from the contribution or transfer of the Capital Stock or assets of ALSA to a joint venture entered into by the Borrower after the Effective Date;

          (n) Investments by the Borrower or any of its Subsidiaries arising out of sales and transfers of Receivables, equipment loans and related assets pursuant to Section 7.5(m);

          (o) loans and advances to members of management of Holdings in an aggregate amount not to exceed $2,000,000 plus payment-in-kind interest at any time

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                                                                              83

     outstanding in connection with the acquisition of Capital Stock of Holdings by such members of management on the Closing Date pursuant to the Recapitalization;

          (p)   Investments in ALSA not to exceed $1,000,000 in the aggregate;

          (q)   Investments in respect of the purchase money notes described in
     Section 7.5(m);

          (r)   Investments (i) arising out of any repurchase pursuant to
     Section 7.9 of Senior Subordinated Notes or other Indebtedness permitted under Section 7.2(f) or (ii) any repurchase of Indebtedness in connection with the refinancing thereof to the extent permitted under Section 7.2;

          (s) Investments by Subsidiaries which are not Subsidiary Guarantors in the Borrower or any other Subsidiary; and

          (t)   Investments arising out of the Limited Originator Recourse.

          7.9 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)) or the Subordinated Seller Notes (or any other Indebtedness permitted under Section 7.2(g)) (except for the exchange of the 9 5/8% Senior Subordinated Note Due 2008 for senior subordinated notes having substantially the same terms and conditions contemplated under the Senior Subordinated Note Indenture or for the refinancing of the Senior Subordinated Notes and Subordinated Seller Notes in accordance with Section 7.2(f) or 7.2(g), as the case may be), provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom the Borrower may repurchase or redeem Senior Subordinated Notes in an aggregate principal amount not to exceed an amount equal to the excess of (x) 50% of the aggregate Prepayment Amounts declined by the Term Loan Lenders pursuant to Section 2.18(d) as of the date of such repurchase or redemption over (y) the then unused Permitted Expenditure Amounts based upon such Prepayment Amounts, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)) or the Subordinated Seller Notes (or any other Indebtedness permitted under Section 7.2(g)) (other than any such amendment, modification, waiver or other change which (i) (A) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (B) does not involve the payment of a consent fee or (ii) is not adverse in any respect to the interests of the Lenders in the reasonable opinion of the Administrative Agent), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" or "Senior Credit Facilities" for the purposes of the Senior Subordinated Note Indenture, (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders or (e) make, offer to make or (after giving effect to any applicable subordination provisions) become obligated to make any repurchase of any Seller Securities upon any "change of control" (as such term is defined in the Seller Securities).

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                                                                              84

          7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate or Holdings, the Borrower or such Subsidiary. Notwithstanding the foregoing, the following transactions shall be permitted: (i) the Borrower and its Subsidiaries may pay management, advisory or similar fees and expenses to the Sponsor and its Control Investment Affiliates in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower (plus reasonable out-of-pocket expenses incurred by Sponsor and its Affiliates in providing services to Holdings and the Borrower),
(ii) Holdings, the Borrower and their respective Subsidiaries may pay customary fees to, and the reasonable out-of-pocket expenses of, its Board of Managers and may provide customary indemnities for the benefit of members of its Board of Managers, (iii) the payment by Holdings or the Borrower, in connection with any Acquisition, divestiture or financing transaction that is consummated by Holdings, the Borrower or any of their respective subsidiaries, of a transaction fee and expenses to the Sponsor and its Affiliates pursuant to the Bain Advisory Services Agreement (as in effect on the date hereof) for such transaction, (iv) transactions with Subsidiaries that are not Subsidiary Guarantors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Loan Documents which are fair to the Borrower or its Subsidiaries, in the good faith determination of the Board of Managers of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably been obtained at such time from an unaffiliated party, (v) any employment agreement entered into by Holdings or any of its Subsidiaries or employee compensation payments in the ordinary course of business and consistent with past practices of the Borrower or such Subsidiary, (vi) Restricted Payments that are permitted by the provisions of Section 7.6, (vii) payments or loans to employees or consultants which are approved by the Board of Managers in good faith, (viii) in the case of foreign joint ventures, transfers of equipment for sale outside of North America in exchange for value not less than the Borrower's cost of producing such equipment and (ix) transactions effected pursuant to a Permitted Receivables Financing (including the servicing of Receivables sold thereunder by the Borrower or any of its Subsidiaries).

          7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary (a "Sale/Leaseback Transaction"), except for Sale/Leaseback Transactions by the Borrower and its Subsidiaries with an aggregate sales price not to exceed $2,500,000 since the Effective Date.

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                                                                              85

          7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of Holdings, the Borrower or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement relating to a Disposition of Property by the Borrower or any of its Subsidiaries (in which case, any prohibition or restriction shall only be effective against the Property to be Disposed in such Disposition), (d) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under Section 7.2(o) (in which case, any prohibition or restriction shall only be effective against the Property of such Foreign Subsidiary), (e) the Senior Subordinated Note Indenture (or any agreement governing any other Indebtedness permitted under Section 7.2(f)), (f) any agreement which prohibits the creation of Liens to secure the Senior Subordinated Notes (or any agreement governing any other Indebtedness permitted under Section 7.2(f)) or the Subordinated Seller Note (or any agreement governing any other Indebtedness permitted under Section 7.2(g)), (g) the Securitization Documentation (in which case, any prohibition or restriction shall only be effective against the Property of the relevant Securitization Entities), (h) customary non-assignment provisions in leases entered into in the ordinary course of business and (i) any agreements relating to Liens permitted under Section 7.3(g), (k), (n), (p), (r), (v) or (w) (in which case, any prohibition or restriction shall only be effective against the Property subject to the relevant Lien).

          7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,
(iii) applicable law, (iv) the Senior Subordinated Note Indenture (or any other agreement governing Indebtedness permitted under Section 7.2(f), (v) customary provisions restricting the assignment of rights under contracts, (vi) the Securitization Documentation (in which case, any prohibition or restriction shall only be effective against the relevant Securitization Entities), (vii) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under
Section 7.2(o) or Indebtedness of a Subsidiary permitted under Section 7.2(i) (in which case, any prohibition or restriction shall only be effective against such Subsidiary), (viii) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (ix) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in

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                                                                              86

clause (c) above on the property so acquired, (x) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale,
(xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business and (xiii) restrictions on rights to dispose of assets subject to Liens permitted under Section 7.3(g), (k), (n), (p), (r), (v)or (w).

          7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement, including, without limitation, businesses and activities related to the cleansing of textiles and/or garments and, in each case, activities directly related thereto or ancillary, complementary or reasonably related thereto.

          7.16 Limitation on Amendments to Recapitalization Documents. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Merger Agreement or any other document delivered by Raytheon, Holdings or any of their affiliates in connection therewith except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          7.17 Limitation on Activities of Holdings and Alliance Laundry Corporation. In the case of Holdings and Alliance Laundry Corporation, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) in the case of Holdings, those incidental to its ownership of the Capital Stock of its Subsidiaries and those incidental to Investments by or in Holdings permitted hereunder, (ii) those incidental to the issuance of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)), (iii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iv) activities relating to the performance of obligations under the Loan Documents to which it is a party and
(v) the receipt and payment of Restricted Payments permitted under Section 7.6,
(b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) obligations with respect to its Capital Stock, (iv) in the case of Holdings, in respect of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)), the Subordinated Seller Notes and the Management Notes (or any other Indebtedness permitted under Section 7.2(g),
(v) obligations to its employees, officers and directors not prohibited hereunder, (vi) obligations under the Recapitalization Documents (as in effect on the Original Closing Date, together with any amendment permitted by Section 7.16), and (vii) in the case of Alliance Laundry Corporation, in respect of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)), or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends paid by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and Cash Equivalents) other than, in the case of Holdings only, the ownership of shares of Capital Stock of the Borrower or in respect of notes issued to Holdings by management in respect of the purchase of its Capital Stock.

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                                                                              87

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only) or Section 7 of this Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (x) the date upon which the Borrower knows or should reasonably be expected to know the existence of such default or (y) the date upon which the Borrower receives notice of such default from the Administrative Agent or any Lender; or

          (e) Holdings, the Borrower or any of their respective Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness has created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the

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                                                                              88

     type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

          (f) (i) Holdings, the Borrower or any of their respective Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of their respective Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of their respective Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of their respective Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of their respective Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of their respective Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

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                                                                              89

          (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect in all material respects (other than in accordance with its terms), or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby as to Collateral having an aggregate value in excess of $1,000,000; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect other than in accordance with its terms or any Loan Party shall so assert; or

          (k) (i) Prior to the effectiveness of an initial registered public offering of common limited liability company interests by Holdings, (A) the Permitted Investors and the Permitted Co-Investors together shall cease to have the power to vote or direct the voting of securities having at least 60% of the ordinary voting power for the election of directors or managers of Holdings (determined on a fully diluted basis), (B) the Permitted Investors and the Permitted Co-Investors together shall cease to own of record and beneficially at least 70% of the outstanding common limited liability company interests of Holdings owned by the Permitted Investors and the Permitted Co-Investors on the Original Closing Date, (C) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having at least 40% of the ordinary voting power for the election of directors or managers of Holdings (determined on a fully diluted basis), (D) the Permitted Investors shall cease to own of record and beneficially at least 70% of the outstanding common limited liability company interests of Holdings owned by the Permitted Investors on the Original Closing Date or (E) the board of directors or managers of Holdings shall cease to consist of a majority of directors or managers appointed by the Permitted Investors; (ii) after the effectiveness of an initial registered public offering of common limited liability company interests by Holdings, (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall (x) become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of the outstanding common limited liability company interests of Holdings than the percentage of such common limited liability company interests then owned by the Permitted Investors or (y) have the power to vote or direct the voting of a greater percentage of the securities having the ordinary voting power for the election of directors or managers of Holdings (determined on a fully diluted basis) than the percentage of such securities then owned by the Permitted Investors; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower

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                                                                              90

     free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (iv) a Specified Change of Control shall occur; or

          (l) (i) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert or (ii) the Subordinated Seller Notes shall cease, for any reason, to be validly subordinated to the Obligations;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

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                                                                              91

                              SECTION 9. THE AGENTS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the foregoing, it is expressly understood and agreed that the Agents shall not be responsible in determining whether the conditions set forth in Section 5 have been satisfied.

          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party hereto or thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or the other Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of

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assignment, negotiation or transfer thereof shall have been filed with the
Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders required to so act as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders required to so act, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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                                                                              93

          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' prior written notice to the Lenders, the Syndication Agent, the Issuing Lenders and the Swing Line Lender and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nonetheless become effective and the Required Lenders shall perform the duties of the Administrative Agent until such time as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the

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                                                                              94

duties, rights, obligations and responsibilities hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

          9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

          9.11 The Arranger; the Documentation Agents. Neither the Arranger nor the Documentation Agents, in their respective capacities as such, shall have any duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

          9.12 The Administrative Agent and the Secured Parties. Notwithstanding that the Administrative Agent is named in one or more of the Security Documents as agent for Qualified Counterparties as well as for the Lenders, each Lender agrees, on behalf of itself and any affiliate thereof that may at any time be a Qualified Counterparty under any Specified Hedge Agreement, that the Administrative Agent (i) shall have no duty or obligation whatsoever to any Qualified Counterparty under any Specified Hedge Agreement, and (ii) shall have no duty or obligation to any Qualified Counterparty under any Security Documents other than the obligation to deliver to such Qualified Counterparty its ratable share (as determined by the Administrative Agent) of any proceeds received by the Administrative Agent under the Security Documents upon the exercise by the Administrative Agent of its remedies thereunder. Without limiting the generality of the foregoing, each Lender agrees, on behalf of itself and any affiliate thereof that may at any time be a Qualified Counterparty under any Specified Hedge Agreement, that (i) the Administrative Agent shall incur no liability to any Qualified Counterparty as a result of any release by the Administrative Agent of any Collateral or Guarantors under any Security Document or any other action or inaction by the Administrative Agent under any Security Document and
(ii) the Administrative Agent shall be entitled to the same exculpations and protections, in respect of the Qualified Counterparties, as it is entitled to with respect to the Lenders pursuant to the other provisions of this Section 9 (other than Section 9.7), mutatis mutandis.

                            SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (except with respect to amendments to the Security Documents contemplated under Section 6.10, with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder

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                                                                              95

or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the stated amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders, except as otherwise provided in this Agreement or any other Loan Document; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) or amend, modify or waive any provision of Section
2.3 without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document directly affecting the rights, obligations or duties of any Agent without the consent of such Agent; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby or amend, modify or waive any provision of Section 2.12(a), (b) or (c) without the consent of the Required Prepayment Lenders; (viii) amend, modify or waive any provision of
Section 3 without the consent of the Issuing Lenders and the Administrative Agent; or (ix) amend, modify or waive Section 9.11 without the consent of the Arranger. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          10.2 Notices. Except as otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings,

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                                                                              96

the Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth on Schedule 1 to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or
(c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

     Holdings:                      Alliance Laundry Holdings LLC
                                    c/o Bain Capital Partners, LLC
                                    111 Huntington Avenue
                                    Boston, Massachusetts 02199
                                    Attention: Steve Zide
                                    Telecopy: (617) 516-2010

            with copies to:         Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois 60601
                                    Attention: Christopher Butler
                                    Telecopy: (312) 861-2200

     The Borrower:                  Alliance Laundry Systems LLC
                                    P.O. Box 990
                                    Shepard Street
                                    Ripon, WI 54971-0990
                                    Attention: Chief Financial Officer
                                    Telecopy: (920) 748-1629

            with copies to:         Bain Capital Partners, LLC
                                    111 Huntington Avenue
                                    Boston, Massachusetts 02199
                                    Attention: Steve Zide
                                    Telecopy: (617) 516-2010

            and:                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois 60601
                                    Attention: Christopher Butler
                                    Telecopy: (312) 861-2200

     The Syndication Agent:         Lehman Commercial Paper Inc.
                                    745 Seventh Avenue
                                    19/th/ Floor
                                    New York, New York 10019
                                    Attention: Frank Turner
                                    Telecopy: (212) 526-1463
                                    Telephone: (646) 758-1986

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                                                                              97

     The Administrative Agent:       General Electric Capital Corporation
                                     500 West Monroe
                                     Suite 1700
                                     Chicago, Illinois 60661
                                     Attention: Chad Blakeman
                                     Telecopy: (312) 441-7344

provided that any notice, request or demand to or upon either Agent or any Lender shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender, the Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and the Agents and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement, the other Loan Documents and any

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                                                                              98

such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the Letters of Credit or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of their respective Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (i) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) arise from disputes among the Agents or among the Lenders. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan or other interest for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or the stated rate of interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans or Reimbursement Obligations, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid after any applicable grace periods, or shall have been declared or shall have become due and payable upon the occurrence and during the continuation of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as

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                                                                              99

provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate or Approved Fund thereof or, with the consent of the Borrower (if no Event of Default has occurred and is continuing) and the Agents (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by the Syndication Agent or any of its affiliates), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Agents is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) no such assignment to an Assignee (other than any Lender or any affiliate or Approved Fund thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of (a) an assignment of all of a Lender's interests under this Agreement or
(b) an assignment to another Lender or an Affiliate of such Assignor), unless otherwise agreed by the Borrower, the Syndication Agent and the Administrative Agent and (ii) if the Assignor is a Revolving Credit Lender, such Assignor's rights and obligations with respect to its Revolving Credit Commitment or any part thereof shall be assigned to an Eligible Assignee. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have (in addition to the rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto).

          (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan

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                                                                             100

evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the Assignor and the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled." The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,000 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by Lehman Commercial Paper Inc. or (z) in the case of an Assignee which is already a Lender or is an affiliate or Approved Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents (and the other agreements referred to in Section 2.9) represent the agreement of Holdings, the Borrower, the Subsidiaries, the Agents, the Arranger and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents, the Arranger or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be, at its address set forth in Section
     10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) no Agent, Lender or the Arranger has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Syndication Agent and the Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

          10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to either Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees in writing to comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it (in which case (except when the relevant Governmental Authority is conducting a regular examination) the relevant Agent or Lender shall give the Borrower prior notice thereof to the extent practicable), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (in which case the relevant Agent or Lender shall give the Borrower prior notice thereof to the extent practicable), (f) if requested or required to do so in connection with any litigation or similar proceeding (in which case the relevant Agent or Lender shall give the Borrower prior notice thereof to the extent practicable), (g) which has been publicly disclosed other than in breach of this Section 10.14 by such Agent or Lender, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.14).

          10.15 Enforceability; Usury. In no event shall any provision of this Agreement, the Notes, or any other instrument evidencing or securing the indebtedness of the Borrower hereunder ever obligate the Borrower to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans, would be held to constitute the payment by the Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

          Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement or the Notes, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower hereunder, then the Lenders shall refund to the Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower hereunder, the Borrower shall never be required to pay any unearned interest on such indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

          10.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE AGENTS, THE ARRANGER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.17 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Effective Date, (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and (c) upon the effectiveness of this Agreement all Loans of Lenders outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be converted into Loans hereunder on the terms and conditions set forth in this Agreement.

          10.18 Special Provisions. (a) From and after the Effective Date, (i) each Exiting Lender shall cease to be a party to this Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under this Agreement with respect to the period from and after the Effective Date and, without limiting the foregoing, no Exiting Lender shall have any Revolving Credit Commitment under this Agreement or any participation in any Letter of Credit outstanding hereunder and (iii) no Exiting Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

          (b) On the Effective Date, each Lender that is not party to the Existing Credit Agreement and each Lender whose Commitment exceeds its commitment under the Existing Credit Agreement shall be deemed to have purchased the Commitments of each Exiting Lender and each Lender whose Commitment is less than its commitment under the Existing Credit Agreement such that the Revolving Credit Commitment and Term Loan Commitment of each relevant Lender will be as set forth in the Lender Addendum for such Lender. Each such Lender agrees that the provisions of Section 2 of the form of Assignment and Acceptance, attached hereto as Exhibit E, shall apply to it mutatis mutandis.

          (c) The Lenders (which are Revolving Credit Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, commitment terminations, minimum amounts of prepayments of Revolving Credit Loans (as defined in the Existing Credit Agreement), ratable reductions of Revolving Credit Commitments (as defined in the Existing Credit Agreement) and ratable payments on account of the principal or interest of any Revolving Credit Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to subsection 5.1(k).

          (d) The Lenders (which are Term Loan Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, commitment terminations, minimum amounts of prepayments of Term Loans (as defined in the Existing Credit Agreement), ratable reductions of Term Loan Commitments (as defined in the Existing Credit Agreement) and ratable payments on account of the principal or interest of any Term Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to subsection 5.1(k).

          (e) The Lenders hereby confirm that, from and after the making of the initial Loans, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to subsection 3.4(a) shall be based upon the Revolving Credit Percentages of the Lenders (after giving effect to this Agreement).

          (f) The Borrower hereby releases, effective as of the making of the initial Loans, in full the Exiting Lenders from their obligations in respect of the Revolving Credit Commitments (as defined in the Existing Credit Agreement) and, effective as of the Effective Date, the Lenders hereby assume such obligations, it being understood that such assumption is reflected in the Commitments of the Lenders hereunder.

          10.19 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                             ALLIANCE LAUNDRY HOLDINGS LLC



                                             By:________________________________
                                                Name:
                                                Title:

                                             ALLIANCE LAUNDRY SYSTEMS LLC



                                             By:________________________________
                                                Name:
                                                Title:

                                             LEHMAN BROTHERS INC.,
                                             as Sole Advisor, Sole Lead Arranger
                                             and Sole Bookrunner



                                             By:________________________________
                                                Name:
                                                Title:

                                             LEHMAN COMMERCIAL PAPER INC., as
                                              Syndication Agent



                                             By:________________________________
                                                Name:
                                                Title:

                                             FLEET NATIONAL BANK,
                                             as Documentation Agent


                                             By:________________________________
                                                Name:
                                                Title:

                                             LASALLE BANK NATIONAL
                                             ASSOCIATION,
                                             as Documentation Agent


                                             By:________________________________
                                                Name:
                                                Title:

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, as Administrative
                                             Agent


                                             By:________________________________
                                                Name:
                                                Title:

                                                                         Annex A

          PRICING GRID FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS

===============================================================================================
                                                          Applicable Margin
     Consolidated Leverage Ratio        ------------------------------------------------------
                                             Eurodollar Loans             Base Rate Loans
-----------------------------------------------------------------------------------------------
             ** 5.0 to 1.0                         3.50%                        2.50%
-----------------------------------------------------------------------------------------------
    *** 5.0 to 1.0 but ** 4.5 to 1.0               3.25%                        2.25%
-----------------------------------------------------------------------------------------------
    *** 4.5 to 1.0 but ** 4.0 to 1.0               3.00%                        2.00%
-----------------------------------------------------------------------------------------------
    *** 4.0 to 1.0 but ** 3.5 to 1.0               2.75%                        1.75%
-----------------------------------------------------------------------------------------------
            *** 3.5 to 1.0                         2.50%                        1.50%
===============================================================================================

Changes in the Applicable Margin with respect to Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the date such financial statements are due pursuant to Section 6.1) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than
5.0 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

** denotes Greater Than
*** denotes Less Than or Equal to

                                  Schedule 1.1

                              Mortgaged Properties

1.   3595 Industrial Park Drive, Marianna, Florida 32446

     .    Leasehold Mortgage encumbering the leasehold estate

2.   Shepard Street, Ripon, Wisconsin 54971

                                Schedule 4.1 (b)

                             Undisclosed Liabilities

1. As a normal course of doing business, Alliance Laundry Systems LLC will enter into foreign exchange fixed rate hedge contracts to mitigate the exposure to exchange rate fluctuations for foreign sourced parts and materials. As of July 15, 2002, the following contracts were in existence with LaSalle Bank N.A., Chicago, IL 60603

Contract NBR             Begin Date        End Date           Hedged          Hedged        US Dollar
                                                              Currency        Amount       Equivalent
2740069                   2/11/02          8/12/02            Krona          546,387        $ 52,034

2790451                   6/17/02          9/17/02            Euro           339,175        $311,329

2790490                   8/12/02          11/12/02           Krona        5,604,170        $550,000

2790472                   10/1/02          12/31/02           Euro           601,685        $550,000

As of June 28, 2002, the favorable Mark to Market position of the hedge contracts listed above was $140,765.46

                                  Schedule 4.6

                               Material Litigation

None.

                                  Schedule 4.15

 Subsidiaries of Alliance Laundry Holdings LLC and Alliance Laundry Systems LLC


         Alliance Laundry Holdings LLC

                 Alliance Laundry Systems LLC

         Alliance Laundry Systems LLC

                 Alliance Laundry Corporation

                 Alliance Commercial Appliances Finance LLC

                 Alliance Laundry S.A.

                 Alliance Laundry Receivables Warehouse LLC

                 Alliance Laundry Equipment Receivables LLC

                                  Schedule 4.17

                              Environmental Matters

None.

                                Schedule 4.19(a)

                            UCC Filing Jurisdictions

--------------------------------------------------------------------------------
         Debtor                        State               Filing Office
--------------------------------------------------------------------------------
     Alliance Laundry Systems LLC     Delaware      Delaware Secretary of State

     Alliance Laundry Holdings LLC    Delaware      Delaware Secretary of State

     Alliance Laundry Corporation     Delaware      Delaware Secretary of State

                                Schedule 4.19(b)

                          Mortgage Filing Jurisdictions

1.   Florida:    Jackson County

2.   Wisconsin:  Fond du Lac County

                                 Schedule 7.2(d)

                              Existing Indebtedness

Entity                          Loan Date    Term Date      Original    Current
                                                            Amount      Amount*

Alliant Energy Wisconsin         8/14/01     8/14/06        $812,000    $684,975
Power & Light Company

Wisconsin Department             7/10/00      6/1/10        $756,000    $695,573


* Current Amount as of June 30, 2002


An intercompany loan by the Borrower to Holdings, dated May 5, 1998, in an initial aggregate amount equal to $269,500,000 which was made in connection with the Merger (as defined under the Existing Credit Agreement) plus any other payments made pursuant to the Merger Agreement prior to the date hereof.

                                 Schedule 7.3(f)

                                 Existing Liens

                          Alliance Laundry Systems LLC
                          ----------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Jurisdiction     Filing   Date and File          Debtor                  Secured Party             Collateral Description
    ------------     -------  -------------          ------                  -------------             ----------------------
                      Type       Number
                      ----       ------
------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,  UCC          11/29/00     Alliance Laundry           Alliance Laundry             See Schedule 1
Delaware                          0081653      Systems LLC                Equipment Receivables LLC
                                               Shepard Street             Shepard Street
                                               P.O. Box 990               P.O. Box 990
                                               Ripon, WI 54971-0990       Ripon, WI 54971-0990


------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,  UCC          3/27/02      Alliance Laundry           Fon Du Lac County            Continuation in lieu of
Delaware                          2078307      Systems LLC                162 S. Macy Street           filing: This statement
                                               Shepard Street             Fon Du Lac, WI 54935         continues original financing
                                               P.O. Box 990                                            statement #01972557 that was
                                               Ripon, WI 54971-0990                                    filed with the Wisconsin
                                                                                                       Department of Financial
                                                                                                       Institutions on July 7,
                                                                                                       2000. The original
                                                                                                       financing statement
                                                                                                       dated July 7, 2000 remains
                                                                                                       effective.

------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,  UCC          10/5/98      Alliance Laundry           CCA Financial Inc.           Equipment Lease
Florida                           98000222213  Systems LLC                8080 AMF Drive
                                               Shepard Street             Richmond, VA 23111
                                               Ripon, WI 54971-0990

------------------------------------------------------------------------------------------------------------------------------------
Jackson County,      JUD          805 0384     Alliance Laundry           Household Automotive
Florida                                        Systems LLC                Finance

------------------------------------------------------------------------------------------------------------------------------------
                     JUD          812 0949     Alliance Laundry           Household Automotive
                                               Systems LLC                Finance

------------------------------------------------------------------------------------------------------------------------------------
Hopkins County,      UCC          10/26/98     Alliance Laundry           CCA Financial Inc.           Equipment Lease
Kentucky                          299525       Systems LLC                8080 AMF Drive
                                               Shepard Street             Richmond, VA 23111
                                               Ripon, WI 54971-0990

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,  UCC     5/14/98     Alliance Laundry               Alliance Laundry            All of the debtor's right, title
Wisconsin                    01759591    Systems LLC                    Equipment Receivables       and interest, now owned or
                                         Shepard Street                 LLC                         hereafter acquired, in and to
                                         P.O. Box 990                   Shepard Street              the accounts, chattel paper,
                                         Ripon, WI 54971-0990           P.O. Box 990                instruments and general
                                                                        Ripon, WI 54971-0990        intangibles constituting
                                                                                                    "Receivables" described in
                                                                                                    Exhibit A attached hereto, all
                                                                                                    "Related Security" "Collections"
                                                                                                    and "Lockbox Accounts" and all
                                                                                                    the proceeds or any and all the
                                                                                                    foregoing.

------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,  UCC     5/14/98     Alliance Laundry               Alliance Laundry            All of the debtor's right, title
Wisconsin                    01759592    Systems LLC                    Equipment Receivables       and interest, now owned or
                                         Shepard Street                 LLC                         hereafter acquired, in and to
                                         P.O. Box 990                   Shepard Street              the accounts, chattel paper,
                                         Ripon, WI 54971-0990           P.O. Box 990                instruments and general
                                                                        Ripon, WI 54971-0990        intangibles constituting
                                                                                                    "Receivables" described in
                                                                                                    Exhibit A attached hereto, all
                                                                                                    "Related Security" "Collections"
                                                                                                    and "Lockbox Accounts" and all
                                                                                                    the proceeds or any and all the
                                                                                                    foregoing.

------------------------------------------------------------------------------------------------------------------------------------
                     UCC     5/14/98     Alliance Laundry               Alliance Laundry            All of the debtor's right,
                             01759593    Systems LLC                    Equipment Receivables       title and interest, now owned
                                         Shepard Street                 LLC                         or hereafter acquired, in and
                                         P.O. Box 990                   Shepard Street              to the accounts, chattel
                                         Ripon, WI 54971-0990           P.O. Box 990                paper, instruments and
                                                                        Ripon, WI 54971-0990        general intangibles constituting
                                                                                                    "Receivables" described in
                                                                                                    Exhibit A attached hereto, all
                                                                                                    "Related Security" "Collections"
                                                                                                    and "Lockbox Accounts" and all
                                                                                                    the proceeds or any and all
                                                                                                    the foregoing.

------------------------------------------------------------------------------------------------------------------------------------
                     UCC     6/30/98     Alliance Laundry               AT&T Systems Leasing        Equipment Lease
                             01771489    Systems LLC                    Corporation
                                         Shepard Street                 2555 Telegram Road Third
                                         Ripon, WI 54971-0990           Floor
                                                                        Bloomfield Hills, MI
                                                                        45302

------------------------------------------------------------------------------------------------------------------------------------
                     UCC     9/8/98      Alliance Laundry               CCA Financial Inc.          Equipment Lease
                             01787974    Systems LLC                    8080 AMF Drive
                                         Shepard Street                 Richmond, VA 23111
                                         Ripon, WI 54971-0990

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
       UCC       9/9/98        Alliance Laundry           AT&T Systems Leasing          Equipment Lease
                 01788419      Systems LLC                Corporation
                               Shepard Street             2555 Telegram Road Third
                               Ripon, WI 54971-0990       Floor
                                                          Bloomfield Hills, MI
                                                          45302
-----------------------------------------------------------------------------------------------------------------------
       UCC       10/12/98      Alliance Laundry           CCA Financial Inc.            Equipment Lease
                 01795915      Systems LLC                8080 AMF Drive
                               Shepard Street             Richmond, VA 23111
                               Ripon, WI 54971-0990
-----------------------------------------------------------------------------------------------------------------------
       UCC       11/9/98       Alliance Laundry           CCA Financial Inc.            Equipment Lease
                 01803094      Systems LLC                8080 AMF Drive
                               Shepard Street             Richmond, VA 23111
                               Ripon, WI 54971-0990
-----------------------------------------------------------------------------------------------------------------------
       UCC       2/19/99       Alliance Laundry           Newcourt Technologies         Equipment Lease
                 01826145      Systems LLC                Corporation
                               Shepard Street             2285 Franklin Road,
                               Ripon, WI 54971-0990       Second Floor
                                                          Bloomfield Hills, MI
                                                          48303-2017
-----------------------------------------------------------------------------------------------------------------------
       UCC       2/7/00        Alliance Laundry           Newcourt Technologies         Equipment Lease
                 01924530      Systems LLC                Corporation
                               Shepard Street             2285 Franklin Road,
                               Ripon, WI 54971-0990       Second Floor
                                                          Bloomfield Hills, MI
                                                          48303-2017
-----------------------------------------------------------------------------------------------------------------------
       UCC       7/7/00        Alliance Laundry           Fon Du Lac County             1 Amada soft-tool turret press
                 01972557      Systems LLC                162 S. Macy Street            Model Vipros358L MD6415-
                               Shepard Street             Fon Du Lac, WI 54935          01 VIP358 Fab Cell
                               P.O. Box 990
                               Ripon, WI 54971-0990
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       UCC       11/29/77      Alliance Laundry           Alliance Laundry              See Schedule 1
                 02013528      Systems LLC                Equipment Receivables
                               Shepard Street             LLC
                               P.O. Box 990               Shepard Street
                               Ripon, WI 54971-0990       P.O. Box 990
                                                          Ripon, WI 54971-0990
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

                                Schedule 7.8 (f)

                              Existing Investments

Subsidiaries:

..    Alliance Laundry Corporation

..    Alliance Laundry Equipment Receivables LLC

..    Alliance Commercial Appliances Finance LLC

..    Alliance Laundry S.A.

..    Alliance Laundry Receivables Warehouse LLC

The following executives issued promissory notes to Holdings in connection with the May 1998 merger of RCL Acquisitions, L.L.C. with and into Raytheon
Commercial Laundry LLC. The value of the promissory notes to Holdings as of May
2002 are as follows:

Management Executive            Loan Amt.

..    Thomas L'Esperance          $905,974
..    Jeffrey Brothers            $154,957
..    R. Scott Gaster             $165,918
..    Bruce Rounds                $150,800
..    Robert Wallace              $127,871
..    Lee Wilson                  $ 58,581
..    Richard Casey               $ 47,825
..    Jay McDonald                $ 45,928
..    Kim Shady                   $ 37,840
..    Alberto Rios                $ 41,687
..    Patti Andresen-Shew         $ 40,947


Note: Interest is calculated on a monthly basis